                                                                EXHIBIT 10.5.2.1

                    THIS DISTRIBUTION AND LICENSE AGREEMENT

      THIS DISTRIBUTION AND LICENSE AGREEMENT (the "Agreement"), dated as of August 31, 2000, by and between Ask Jeeves International, Inc., a Delaware corporation ("AJI"), Ask Jeeves Kabushiki Kaisha (in Japanese) (A.J.J. Co., Ltd. in English) (the "KK"), and Ask Jeeves, Inc., a Delaware corporation ("Ask Jeeves") (only with respect to the provisions of Sections 8, 10, 12(b) and 15, subject to the limitation of liability set forth in Section 13, (and no other provisions)) and Trans Cosmos, Inc. ("TCI") (only with respect to the provisions of Sections 3(j), 8, 11 and 15 subject to the limitation of liability set forth in Section 13, (and no other provisions)), subject to termination set forth in
Section 14.

      WHEREAS, AJI and TCI have entered into a Joint Venture Agreement as of August 31, 2000, pursuant to which they established the KK.

      WHEREAS, AJI has the right to (i) sublicense rights to all current and future technology that its parent, Ask Jeeves uses to provide natural-language question answering services to consumers via the Internet on the Ask Jeeves "Ask.com" Web Site as well as its Popularity Engine technology and (ii) to grant distribution and sublicensing rights pertaining to certain consumer interaction software, also owned by Ask Jeeves, which is offered to corporations (hereinafter described as "Corporate Services").

      WHEREAS, the parties desire to cause the adaptation, localization, maintenance and update of the Ask Jeeves natural language search engine in the Japanese language, and, subject to the terms and conditions of this Agreement, all current and future Ask Jeeves products, services, technology, trademarks, designs, page layouts and other visual elements used by Ask Jeeves and its subsidiaries for the KK's exclusive use (as described herein) in the Territory.

      WHEREAS, the KK has been formed to exploit the Ask Jeeves' proprietary technology licensed through AJI for the purpose of offering Consumer and Corporate Services in the Territory, and to serve as the exclusive vehicle in the Territory for the implementation and distribution of all (except as provided herein) current and future products, services and technology employed by Ask Jeeves and its subsidiaries.

      WHEREAS, AJI desires to grant to the KK an exclusive right and license, subject to the terms and conditions of this Agreement, to use all current and future proprietary technology of Ask Jeeves and its subsidiaries for the purpose of operating, marketing and distributing consumer question answering services in the Territory only, and the KK desires to obtain such right and license.

      WHEREAS, AJI desires to grant to the KK an exclusive right and license, subject to the terms and conditions of this Agreement, to use the current and future Consumer Corporate Services technology of Ask Jeeves and its subsidiaries for the purpose of operating, marketing,

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                                                EXHIBIT 10.5.2.1

distributing and sublicensing such technology in the Territory only, and the KK desires to obtain such right and license.

      WHEREAS, Ask Jeeves is currently the defendant in two separate lawsuits alleging patent infringement, based upon use of some or all of the Ask Jeeves technology that AJI seeks to license to the KK under this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. DEFINITIONS.

      "AJ" means, collectively, AJI and Ask Jeeves and its subsidiaries.

      "AJ ASSETS" shall have the meaning given to it in Section 2 of this Agreement.

      "AJ CONTENT" means all knowledge bases and other data and information, in any medium, created and/or maintained by AJ using the AJ Software, including without limitation any improvements, additions, modifications and enhancements to the U.S. Knowledgebase and any text, music, sound, photographs, video or graphics.

      "AJ ENTITY" shall have the meaning given to it in Section 5(k)(iii) of this Agreement.

      "AJ MARKS" means the domain names, trademarks, service marks and logos used by AJ, to (1) operate the "Ask.com" Web site and the Web site(s) operated by the KK using the URL and provide services to consumers and (2) render the Corporate Services, together with associated Web site elements and other design elements deemed important by AJ to maintain and enhance its unique look and feel, and listed on EXHIBIT A hereto as may be modified by AJ from time to time in accordance with Section 3(i) below. AJ Marks does not include the domain names, trademarks, service marks and logos of any third-party partners of AJ or any of the third-party partners' affiliates.

      "AJ SOFTWARE" means the English language version of the AJ proprietary software listed in EXHIBIT B and all software created, licensed and otherwise owned by AJ, now and in the future.

      "AJURL" shall have the meaning given to it in the Joint Venture Agreement.

      "APPROVED SUB-CONTRACTOR" shall mean a sub-contractor previously approved by AJI in writing to perform Internationalization and/or Localization of the Source Code to the AJ Software.

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      filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                                              EXHIBIT 10.5.2.1

      "BUSINESS DAY" means as to a party hereto whose action is required to take place within a number of Business Days (whether the giving of notice or the making of a payment or otherwise), any day of the week which is not a Saturday or Sunday and not a bank holiday in the state or country from which such action is required to be made (as the case may be in the state of California or in Japan).

      "BUSINESS PLAN" means the business plan of the KK completed in accordance with the Joint Venture Agreement.

      "CHANGE IN CONTROL" shall be deemed to have occurred if any of the following occurs with respect to a Party (unless otherwise noted in the context below):

      (a) the direct or indirect sale or exchange in a single series of related transactions by the controlling shareholders or other holders of controlling ownership interest in a Party, of more than fifty percent (50%) of the voting stock or other voting ownership interests of such Party; or

      (b) the sale, exchange or transfer of all or substantially all of the assets of a Party by such Party; or

      (c) a liquidation or dissolution of a Party;

provided, however, that any transaction or series of transactions that are effected solely in connection with a (i) grant of equity interests in connection with a bona fide employee benefit arrangement, (ii) re-incorporation, (iii) a reorganization, recapitalization or financing not in connection with the sale of all or substantially all of the assets or stock ownership interests of a Party, or (iv) an underwritten public offering of common stock of a Party, is not a Change in Control.

      "CONFIDENTIAL INFORMATION" means any data or information disclosed hereunder (whether written, oral or graphical) that relates to the disclosing party's products, financial information, technology, research, development, customers or business activities, and which is confidential or proprietary to or a trade secret of the disclosing party, provided that either the information is marked or identified as confidential at the time of disclosure, or that it is reasonably apparent to the recipient that the information is confidential. Confidential Information includes, without limitation, any data, programs, program decks, routines, subroutines, translators, compilers, assemblers, operating systems, object and Source Codes, and updates thereto and any other information related to the AJ Assets and KK Assets, the fact of the KK's payment to AJI pursuant to Section 5 and the amount of the capital contribution made by TCI to the KK pursuant to the JV Agreement. The scope of the Confidential Information may also include information, data or material which AJ is holding in confidence for a third party or third parties. Confidential Information shall not include any information, data or material which: (1) the disclosing party expressly agrees in writing is free of any non-disclosure obligations; (2) at the time of disclosure to the receiving party was known to the receiving party (as evidenced by documentation in the receiving party's possession) to be free of any non-disclosure

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                                                EXHIBIT 10.5.2.1

obligations; (3) is independently developed by the receiving party (as evidenced by documentation in the receiving party's possession); (4) is lawfully received by the receiving party, free of any non-disclosure obligations, from a third party having the right to so furnish such Confidential Information; or (5) is or becomes generally available to the public without any breach of this Agreement or unauthorized disclosure of such Confidential Information by the receiving party.

      "CONSUMER FIELD OF USE" means offering the Consumer Services in Japanese customized for and targeted primarily at consumers in the Territory, including use of idiomatic Japanese as used in the Territory, and specifically excluding the provision of question answering services customized for and targeted primarily to enterprises or entities for use by employees, customers, consumers or other third parties.

      "CONSUMER SERVICES" means the offering to the general public in the Territory of the functionality of the Ask Jeeves-maintained Ask.com site or any successor sites, which presently offers natural language question answering for Web Sites throughout the Internet and popularity ranking technology for sites throughout the Web, as such functionality may be improved, enhanced and supplemented from time to time on the Ask.com Site.

      "CONSUMER SERVICES SOFTWARE" means the Consumer Services Software listed on EXHIBIT B (including all Updates thereto) created, licensed or otherwise owned by AJI, now and in the future, that are used to render Consumer Services.

      "CORPORATE CUSTOMERS" means all persons who are not living individuals which have agreements to receive Corporate Services, which comply with the terms and conditions set forth in Section 3(b)(v) hereof and are in effect at the relevant time.

      "CORPORATE FIELD OF USE" means the offering of Corporate Services to all persons who are not living individuals and which are established in the Territory.

      "CORPORATE SERVICES" means the group of products and services and their related technologies which are or will be delivered by Ask Jeeves to corporate customers, currently and in the future, that assist those corporate customers in their real time customer interactions over the Internet within a specific Web site.

      "CORPORATE SERVICES SOFTWARE" means the Corporate Services Software listed on EXHIBIT B (including all Updates thereto) created, licensed or otherwise owned by AJI, now and in the future, that are used to render Corporate Services.

      "DERIVED KK CONTENT" shall have the meaning given to it in Section 2(e).

      "DEVELOPMENT TOOLS" means the Development Tools listed on EXHIBIT B including all Updates thereto and used for implementation of AJ Software.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                                              EXHIBIT 10.5.2.1

      "DOCUMENTATION" means the documentation for the AJ Software (including all Updates thereto) created or otherwise owned by AJI, now and in the future, that are used to render Corporate Services.

      "EFFECTIVE DATE" means the date of closing of the JV Agreement.

      "FIELD OF USE" means, collectively, the Consumer Field of Use and the Corporate Field of Use.

      "GROSS REVENUES" means the accrued revenues from all exploitation of the AJ Assets (less sales and use taxes, freight charges and returns), whether the revenues are in cash, services, merchandise or in kind, recognized by the KK in accordance with Japanese generally accepted accounting principles consistently applied, unless another accounting method is specified by the Parties.

      "INTELLECTUAL PROPERTY RIGHTS" or "IP RIGHTS" means all current and future copyrights, database rights, trade secrets, patents, mask works and other intellectual property rights, including applications continuations, extensions, re-examinations and registrations with respect thereto, now known or hereafter recognized in any medium in any jurisdiction worldwide, but excluding trademarks, service marks, trade names and other product, service or company identifiers.

      "INTERNATIONALIZATION" or "INTERNATIONALIZE" means the conversion of software or data into double byte/Unicode encoding of data (ISO 10646), which supports localization to various international character sets and languages, from which the Localized version can be prepared, modifying it in a consistent way so that it can operate in the same integrated way in which it currently operates but in an international or localized setting (as the case may be).

      "IPLEARN SUIT" means the suit filed by IPLearn, LLC in the United States District Court, Northern District of California, Oakland Division, Action No. C 99-03352 SBA (ENE).

      "JAPANESE NATURAL LANGUAGE SEARCH ENGINE" means the Localized version of the Ask Jeeves natural-language question answering search engine technology.

      "JAPANESE KNOWLEDGE BASE" means the database(s) created by AJI or its licensors especially for the Japanese speaking marketplace (and indexing Japanese language sites), including all Updates thereto, the development and maintenance of which is the exclusive responsibility of the KK. "Japanese Knowledge Base" shall not be deemed to include the file format developed by AJ, which shall remain proprietary and owned by AJ and licensed as part of the AJ Software hereunder.

      "JOINT VENTURE AGREEMENT" or "JV AGREEMENT" means the Joint Venture Agreement, dated as of August 31, 2000, by and between AJI and TCI establishing the KK.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                                                EXHIBIT 10.5.2.1

      "KATZ SUIT" means the suit filed by Patrick H. Winston and Boris Katz in the United States District Court, District of Massachusetts, Civil Action No. 99-CV-012584-MLW.

      "KK ASSETS" shall have the meaning given to it in Section 2 of this Agreement.

      "KK CONTENT" means the Japanese Knowledge Base and all other knowledge bases and other data and information, in any medium, created and/or maintained by the KK, whether or not derived from the AJ Content, including without limitation any improvements, additions, modifications and enhancements to the Japanese Knowledge Base(s) and any text, music, sound, photographs, video or graphics. "KK Content" also includes all user data, including website popularity data collected by the KK pursuant to the activities contemplated or permitted by this Agreement. (Special provisions regarding ownership of Derived KK Content are set forth in Section 2(e).)

      "KK TECHNOLOGY" shall have the meaning given to it in Section 2(c).

      "KNOWLEDGE BASE" means an Ask Jeeves proprietary file format containing questions paired with URLs which are intended to contain content answering those questions.

      "LICENSED SOFTWARE" means the Japanese language version of AJ Software.

      "LOCALIZATION" or "LOCALIZE" means the conversion of any Internationalized software or AJ Content into the Japanese language.

      "LOGOS" mean Ask Jeeves' copyrighted and trademarked butler logo, copyrighted and trademarked "Ask" logo and other logos as set forth on EXHIBIT A, and other logos copyrighted and/or trademarked, and owned or licensed by AJ, as they may change from time to time.

      "NEW AJ ASSET" shall have the meaning given to it in Section 2(a)(ii).

      "OBJECT CODE" means the fully-compiled, machine-readable version of a software program that can be executed by a computer without further compilation.

      "PARTY" means each of AJI, KK, AJ and TCI. "PARTIES" means collectively AJI, KK, AJ and TCI.

      "PATENT SUITS" means, collectively, the Katz Suit and the IP Learn Suit, and any further suits involving the AJ Software (whether brought within the United States or within the Territory) that may be filed during the term of this Agreement and which Ask Jeeves or AJI shall promptly report to the KK.

      "POPULARITY DATABASE" means AJ's proprietary information and data format used to select and prioritize answers to user questions.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                                              EXHIBIT 10.5.2.1

      "POPULARITY ENGINE" means Ask Jeeves' proprietary technology which analyzes user questions and selects and prioritizes answers according to the frequency that prior users have selected such answers associated with the question.

      "REVENUE BASED FEE" means a fee based on a percentage of Gross Revenues in an amount set forth in Section 5(c) of this Agreement.

      "QUERY PROCESSING ENGINE" or "QPE" means Ask Jeeves' proprietary natural language parsing engine, which is used to tokenize the relevant elements in user questions and analyze the resulting terms for matching with appropriate question and answer templates.

      "QUOTE AMOUNT" shall have the meaning given to it in Section 5(k)(iii).

      "RUNTIME SOFTWARE" means the Japanese language version of the software that is distributed to the Corporate Customer to enable it to run the Corporate Services.

      "SOURCE CODE" means the human-readable version of a software program that requires compilation or other manipulation before it can be executed by a computer and all corresponding source documentation, including application programming interface (API) specifications, release notes and build procedures.

      "SOURCE CODE WORK FACILITY" shall have the meaning given to it in Section 4(b).

      "SPECIAL MATERIAL BREACH" shall have the meaning given to it in Section 14(b).

      "TERRITORY" means Japan and speakers of the Japanese language worldwide.

      "UPDATES" means the modifications, new versions, new releases and enhancements, and of all bug fixes of the AJ Assets whether to correct errors, add functionality, improve performance or otherwise, and any revisions of the Documentation.

      "URL" means the URL "www.askjeeves.co.jp" and its permutations, such as "aj.co.jp", and "askj.co.jp", "ask.ne.jp", and "ask.co.jp" (as and when acquired for or on behalf of AJI), and such placeholder URL(s) as AJI may designate prior to securing the main URL (and its permutations).

      "U.S. KNOWLEDGEBASE" means the U.S. databases, which may include a popularity database created by AJI or its licensors.

      2. INTELLECTUAL PROPERTY OWNERSHIP AND USAGE.

            a. AJ Assets. AJ Assets means all AJ Software, Licensed Software, AJ Content, Updates and Documentation and all other current and future products, services, technology and content developed by or for AJ and/or contained in the English-language version of the Ask.com

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                                                EXHIBIT 10.5.2.1

Web Site, both during and after the term of the JV Agreement, including without limitation all Localized and Internationalized versions thereof, but excluding the Japanese Knowledge Base. AJI or Ask Jeeves, as the case may be, shall retain full ownership of all AJ Assets and all IP Rights therein, at all times during and after the term of the JV Agreement. Nothing in the JV Agreement or this Agreement is intended by the parties or shall operate in any way to transfer any ownership interest of any kind in the AJ Assets to the KK. Notwithstanding the foregoing, "AJ Assets" shall not include the current or future products, services, technology and content owned by an Acquirer of Ask Jeeves.

            (i) List of Current AJ Assets. During the term of this Agreement, AJI shall provide a list of all current AJ Assets that it has the right to deliver to the KK on an ongoing basis, at a minimum quarterly, by any means, such as by download or by dial-up login, or as mutually agreed.

            (ii) Option. AJI hereby grants to the KK an option to take an exclusive, perpetual, fee-free license in the Territory to any future AJ Asset which is not a part of the Consumer Services Software or the Corporate Services Software or otherwise already subject to this Agreement (herein "NEW AJ ASSET"), subject to the following provisions:

      (A) Each time that AJI shall have notified the KK of any New AJ Asset, the KK shall have fifteen (15) Business Days to request additional information (including, without limitation any then existing Object Code and documentation) with respect to such New AJ Asset, which AJI shall promptly deliver to the KK. Upon receipt of the requested information (to the extent available), the KK shall have ten (10) Business Days to notify AJI that it desires to take a license to such New AJ Asset for the Territory, whereupon the parties shall enter into an exclusive, perpetual, fee- and royalty-free license agreement, subject the provisions of Sections 2(a)(ii)(B) and (C), to such New AJ Asset, which agreement will include such further terms and conditions as the parties may reasonably and in good faith agree to enter into.

      (B) If the KK does not notify AJI, or does not timely notify AJI of its desire to take a license with respect to such New AJ Asset the KK shall promptly return to AJI all information received with respect to such New AJ Asset, and the KK shall then sublicense to a third party designated by AJI the rights to distribute and market the New AJ Asset in the Territory on behalf of the KK. The terms of such sublicense shall be determined by the parties, in good faith and in their reasonable discretion, at the time of the sublicense grant.

      (C) If the KK has commenced good faith exploitation of the New AJ Asset in the Territory, but has been unable to make a sale to at least two (2) Corporate Customers (with respect to Corporate Services) or to implement it on the KK's site (with respect to Consumer Services) within one (1) year, the KK shall then sublicense to a third party designated by AJI the rights to distribute and market the New AJ Asset in the Territory on behalf of the KK. The terms of such sublicense shall be determined by the parties, in good faith and in their reasonable discretion, at the time of the sublicense grant.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                              EXHIBIT 10.5.2.1

            b. Enforcement of Rights. In the event it is necessary for AJI to enforce its rights against an infringer of any AJ Asset during the term of this Agreement, and in the event said enforcement requires the filing of any applications for protection and registration of the IP Rights represented therein, or whenever AJI believes such documentation is otherwise necessary or desirable, the KK hereby agrees to execute any documentation reasonably necessary to evidence AJI's ownership of any Internationalized and/or Localized version of such AJ Assets, at AJI's cost and expense. The KK hereby appoints AJI as attorney-in-fact to execute any such documents on its behalf in the event that the KK does not execute or deliver any such documents, provided that whenever AJI will execute any such documents pursuant to the power of attorney granted hereby, it shall first notify the KK of its intention to do so.

            c. KK Assets. KK Assets means all technology not derived from the AJ Assets (which may include "plug-ins" to the extent they are useable apart from the AJ Assets) but rather created independently by or on behalf of the KK during the term of the JV Agreement (the "KK TECHNOLOGY"), all KK Content and all tools developed independently by the KK without any reference to the Development Tools or Licensed Software. For the avoidance of doubt, it is agreed that KK developed non-derivative, independent plug-ins to any AJ Asset will constitute the KK Technology. All KK Assets and the IP Rights represented therein shall become the sole property of the KK upon creation, and shall remain wholly owned by the KK. The KK shall have the sole right to pursue any IP filings for the KK Assets. The KK will have the right to use the U.S. Knowledgebase only for the purpose of facilitating the creation of the Japanese Knowledge Base.

            d. AJ Marks. All use by the KK of the AJ Marks at all times under the JV Agreement and this Agreement shall be subject to the license from AJI set forth in Section 3(i). During the term of this Agreement and thereafter, only AJ, AJ's affiliates and/or their licensors, as appropriate, shall have the right to pursue mark registration(s) for the AJ Marks. The KK shall not form any combination marks with the AJ Marks or the Logos except as expressly permitted in this Agreement. Without limiting the foregoing, the KK hereby assigns to AJI any rights it may obtain in the AJ Marks or the Logos or in such combination marks or marks derived from the AJ Marks and Logos, and any trademark or copyright rights created by the KK's use of the AJ Marks or the Logos, together with the goodwill attaching thereto. The KK agrees to execute and deliver to AJI such documents as AJI reasonably requires formalizing its ownership rights or other rights in such marks or copyrights, at AJI's cost and expense. The KK hereby appoints AJI as attorney-in-fact to execute any such documents on its behalf in the event that the KK does not execute or deliver any such documents, provided that whenever AJI will execute any such documents pursuant to the power of attorney granted hereby, it shall first notify the KK of its intention to do so. The KK shall not use the AJ Marks or the Logos in any way as an endorsement or sponsorship of any third party without the prior written consent of AJI.

            e. Joint Ownership of KK Content Derived from AJ Content. Upon creation of KK Content that has been derived from Localization of AJ Content (the "DERIVED KK CONTENT"), ownership of the Derived KK Content shall be jointly owned by the KK and AJI. The Intellectual Property Rights in the Derived KK Content shall automatically vest equally in

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                                                EXHIBIT 10.5.2.1

the KK and AJI, subject to restrictions agreed upon by the KK and AJI. Each of the KK and AJI shall own an undivided one-half interest in the Derived KK Content. To the extent AJI might be presumed to retain any ownership interest in the Derived KK Content or the Intellectual Property Rights therein (based upon the theory that the Derived KK Content constitutes a derivative work based upon the AJ Content), AJI hereby assigns an undivided one-half interest in all of its right, title and interest in and to all Derived KK Content created during the Term, provided that in no event will such assignment transfer any rights in any AJ Assets. Each Party agrees to execute any documentation reasonably necessary to evidence the other's undivided one-half ownership interest in the Derived KK Content, subject to Section 2(d), at its own expense.

            f. Restrictions on Derived KK Content. AJI and the KK agree to the following restrictions on use of the Derived KK Content by them:

            i. the KK agrees not to use the Derived KK Content outside the Territory;

            ii. the KK agrees not to translate the Derived KK Content into any language other than Japanese;

            iii. the KK agrees not to export the Derived KK Content outside the Territory, except that AJI acknowledges that the use of Derived KK Content on the Internet shall not constitute "export". The Derived KK Content shall on reside on servers located within Japan; and

            iv. Each of the KK and AJI agrees that it shall not grant a license to any third party to modify or distribute the Derived KK Content, incorporate it into products, or bundle it with other products, except as otherwise permitted by this Agreement.

      3. LICENSE GRANTS TO THE KK.

            a. Consumer Services: Object Code. Subject to the terms and conditions of this Agreement, AJI hereby grants to the KK, under all of AJI's Intellectual Property Rights in the Japanese language version of the Consumer Services Software, a fee-bearing, exclusive, non-transferable (except as permitted herein), license to use, operate, distribute, display, reproduce and exploit the Object Code for the Consumer Service Software, for the sole purpose of developing, operating, providing, marketing and maintaining Consumer Services in the Consumer Field of Use. Such license does not include any ownership right to the Source Code for any AJ Software or Licensed Software. The exclusivity of such license shall be within the Territory including with respect to AJI and AJI's licensors, except to the extent that any application hosted or customized for use outside the Territory by the nature of the Internet is available to end users accessing the Internet in the Territory.

            b. Corporate Services.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                                                EXHIBIT 10.5.2.1

            (i) Appointment as Distributor. Subject to the terms and conditions of this Agreement, AJI hereby appoints the KK as the exclusive distributor of the Corporate Services in the Japanese language within the Corporate Field of Use. The KK will use commercially reasonable efforts to distribute and license the Corporate Services and the Runtime Software to Corporate Customers in the Japanese language.

            (ii) Modification of Corporate Services.

      (A) Not Associated with Product Sale. Whenever there is a modification, elimination or supplement of the products and services offered by AJI, which is not associated with Ask Jeeves' sale of substantially all its assets related to that product or service, the KK shall have the right to determine whether it will continue to market and distribute such discontinued products and services. The KK shall notify AJI of its election to continue such marketing and distribution within thirty (30) Business Days. The KK shall have the right to so market and distribute for an unlimited time period, subject to Section 3(b)(ii)(B). If the KK elects to continue marketing such products and services, AJI shall have no obligation to provide support for such products and services after the expiration of six (6) months from the date of the KK's election.

      (B) Ask Jeeves Sale of Product Line. Whenever there is a modification, elimination or supplement of the products and services offered by AJI which is associated with Ask Jeeves' sale of substantially all of its assets related to that product or service, the KK and its Resellers (as appointed under subsection
(iii) below) shall have the right to continue to market and distribute the product or service in question under the terms of this Agreement for a period of six (6) months and at the end of such time shall cease all marketing and distribution of those products and services. Following the expiration of the six
(6) month period, the KK shall not market or distribute the product or service, except that, any customer agreements then in effect may continue until the end of their then-current term, and AJI shall continue to provide support for such customer agreements up to one (1) year.

            (iii) Right to Appoint Resellers. The KK shall have the right to appoint resellers ("Resellers"), provided that AJI shall have the right to approve in advance in writing the form of agreement proposed to be used by the KK from time to time between itself and its Resellers. The KK shall require all Resellers to adhere to terms that are at least as protective of AJI's intellectual property rights as, and do not exceed, the terms of this Agreement and shall obtain from the KK's board approval, so long as AJI has equal representation on the board, of a Reseller which is not established primarily in Japan. AJI shall not unreasonably withhold or delay the grant of any of its approval required by this subsection (iii). The KK shall promptly provide AJI with a copy of all agreements appointing Resellers into which it enters.

            (iv) Distribution License. Subject to the terms and conditions of this Agreement, AJI hereby grants to the KK a limited, non-sublicensable (except as provided in Section 3(b)(iii) above with respect to Resellers, and Section 3(b)(v) with respect to Corporate Customers), non-transferable, exclusive (as described in Section 3(b)(i) above), fee-bearing (solely as described in Section 5 of this Agreement) right to market, offer, license and distribute

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                                                EXHIBIT 10.5.2.1

the Runtime Software and the Corporate Services to Corporate Customers in the Territory (in order to enable such Corporate Customers to provide end-users of their site(s) access to the Corporate Services' functionality on such site(s)) and to use the Runtime Software and use and modify the corporate Knowledge Bases so as to provide Corporate Services. Such license does not include any ownership right to the Source Code for any technology comprising or relating to the Corporate Services.

            (v) Corporate Services Software License. Subject to the terms and conditions of this Agreement, AJI hereby grants to the KK a limited, non-sublicensable, non-transferable, exclusive (as described in Section 3(b)(i) above), fee-bearing, solely as described in Section 5 of this Agreement, license to use, operate, reproduce and exploit the Object Code for the Corporate Service Software, for the sole purpose of developing, operating, providing, marketing and maintaining Corporate Services in the Corporate Field of Use. Such license does not include any ownership right to the Source Code for any AJ Software or Licensed Software.

            (vi) Terms of Corporate Customer Sublicenses. The KK shall have the right to sublicense the Runtime Software and the Corporate Services to Corporate Customers, provided that the KK will do so only under terms at least as protective of AJ's rights as those attached hereto as EXHIBIT C hereto. AJI shall have the right to approve in advance in writing the form of corporate customer agreement used by the KK (and any reseller) in each jurisdiction within the Territory to ensure adequate protection of its Intellectual Property Rights. AJI shall have the right to require additional licensing restrictions for Corporate Customers as reasonably necessary for the protection of those rights. The KK shall not license the Runtime Software and the Corporate Services to any customer for a period of longer than two (2) years without the prior written approval of AJI, provided that any customer agreement may renew on expiration upon agreement by the KK and its customer if this Agreement is then in effect.

            c. License Back of KK Assets. The KK hereby grants to AJI a non-exclusive, fee-bearing, irrevocable, perpetual, worldwide license to all current and future KK Technology. In addition, the KK hereby grants to AJI a non-exclusive, fee-bearing, irrevocable, perpetual, worldwide license back to use, for internal purposes only, that part of the KK Content pertaining to the Consumer Services and the tools developed independently by the KK without any reference to the Development Tools or the Licensed Software. The fee for the licenses described in this section shall be an amount determined in good faith by the Parties.

            d. Services. Subject to the previous Section 3(c), the KK agrees to render all reasonable cooperation to AJI, at AJI's request and expense, to enable it to exercise AJI's rights to the KK Technology and/or the KK Content, including without limitation by timely delivering materials embodying such KK Technology and/or Content (and by executing all documents reasonably necessary or desirable to evidence AJI's rights). The KK will deliver to AJI notification and necessary information about all KK Technology and all KK Content that it has developed so that AJI can determine whether it wants to obtain such KK Technology or KK Content. If AJI so elects to obtain it, the KK shall deliver the KK Technology or KK Content to

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                              EXHIBIT 10.5.2.1

AJI within ninety (90) days following implementation of any such KK Technology and/or KK Content, but in no event less often than twice each calendar year.

            e. Development Tools License. Subject to the terms and conditions of this Agreement, AJI hereby grants to the KK a fee-bearing (solely as described in Section 5 of this Agreement) non-transferable, non-sublicensable except as permitted herein, exclusive license to use the Development Tools on its internal systems solely for the purpose of (i) developing and maintaining the Consumer Services as permitted under this Agreement, and (ii) rendering Corporate Services as permitted under this Agreement. The KK may not make the Development Tools available to any third party including, without limitation, customers and Resellers, and agrees that only employees and independent contractors of the KK which have signed confidentiality agreements at least as protective as the terms of this Agreement may use the Development Tools. Such license does not include any ownership right to the Source Code for any technology comprising or relating to any AJ Assets. In the event any software engines, applications or tools are utilized by AJ in its delivery of the AJ Assets and such software would similarly be required to enable the KK to perform within the scope of this Agreement, AJI shall supply such software to the KK on a fee-free basis throughout the term of this Agreement. In the event any of these software tools have not been developed or are not owned by AJI but rather are licensed by AJI, then at the expense of AJI, AJI shall use all commercially reasonable efforts to obtain pass-through licenses sufficient to enable the KK to make use of the tools during the term of this Agreement. Furthermore, in the event that any third party license is needed, either in connection with AJ Assets or otherwise, AJI will be responsible for the negotiation of such license. Notwithstanding the foregoing, the KK shall be responsible for the payment of any sublicense fees therefor. Whenever possible, AJI shall obtain such pass-through licenses at no extra cost. All derivative works of the Development Tools developed by or on behalf of KK shall be the sole property of AJI, and upon AJI's request, the KK agrees to execute and deliver to AJI such documents as AJI reasonably requires to formalize its ownership rights or other rights in such derivative works of the Development Tools at AJI's cost and expense.

            f. Documentation License. Subject to the terms and conditions of this Agreement, AJI hereby grants to the KK, under all of AJI's Intellectual Property Rights in the Documentation, a fee-free, fully-paid up, exclusive, non-transferable except as provided herein, license to use, display, reproduce and modify (including translate) the Documentation for the purposes of developing, operating, marketing, maintaining and exploiting Corporate Services and Consumer Services in the Field of Use in the Territory. The KK has a limited right to create, use and distribute derivative works (including translation into Japanese) of those portions of the Documentation intended for Corporate Services customer use to the extent that the KK adapts that Documentation to local cultural requirements. AJI shall be the sole owner of any such modified Documentation, and upon AJI's request, the KK agrees to execute and deliver to AJI such documents as AJI reasonably requires to formalize its ownership rights or other rights in such modified Documentation, at AJI's cost and expense.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                                              EXHIBIT 10.5.2.1

            g. Proprietary Notices. The KK will not obfuscate, remove or alter any copyright and other proprietary notices contained on or in the AJ Assets as delivered to the KK, and all such markings shall be included on or in all copies of any portion of the AJ Assets.

            h. Additional Restrictions. The KK has only the license rights expressly granted under this Agreement, and whatever rights are not expressly granted in this Agreement are reserved by AJI. Except as expressly permitted by applicable law or this Agreement, the KK will not, and will not permit or encourage others to, (1) reverse engineer, decompile, disassemble or otherwise attempt to derive the Source Code for any AJ Software or the Licensed Software, or (2) modify the AJ Software or the Licensed Software. The KK shall be permitted to use the KK Technology and KK Content for any purpose as long as it does not compete with an AJ product or service. Any technology derived from AJ Technology shall not be used beyond the scope of the terms of the Distribution and License Agreement. No KK employee shall be permitted to work on competing products, internally or externally, for a period of twelve (12) months following the employee's most recent access to the Source Code, and this requirement shall survive termination of employment.

            i. Trademark And Copyright License.

                  (i) License Grant. Subject to the terms and conditions hereof, AJI hereby grants to the KK a fee-bearing (solely as described in Section 5 of this Agreement), exclusive as defined herein, non-transferable (except as provided herein), license to use the AJ Marks and the Logos solely in connection with the development, maintenance, marketing, operation, promotion and provision of services in the Field of Use in the Territory. The KK shall have the right to grant sublicenses of its rights under this Section 3(i) to Resellers and Corporate Customers, subject to the restrictions set forth in the minimum customer license terms attached hereto as EXHIBIT C.

                  (ii) Requirements. The KK shall at all times comply with all written AJI trademark and copyright guidelines that AJI supplies, from time to time, to the KK. The KK acknowledges the importance of maintaining a common look and feel and feature set for all sites and services powered by Ask Jeeves' technology and services worldwide. The KK shall promptly update all sites and services in the Field of Use operated, licensed or controlled by the KK to reflect any changes in the look and feel, or functionality or features, resulting from the implementation, modification or discontinuation of any AJ Marks or the Logos on the Ask.com site. In no case later than thirty (30) days after the delivery of any new or modified AJ Marks or Logos, or notice of discontinuation thereof by AJI, the KK shall implement, modify or discontinue its use of such AJ Marks or the Logos, as the case may be to the extent approved by the KK Board of Directors (but only so long as AJI has a representation on such Board of Directors equal to one-half of its members). Without limiting anything to the contrary herein provided, the KK shall (i) use the AJ Marks or the Logos exactly in the form provided; (ii) not alter the size, placement, rotation, typeface, font, color or any other attribute of any AJ Mark or Logo without the prior written consent (not to be unreasonably delayed) of AJI, on a case by case basis; (iii) mark its use of the AJ Marks and the Logos with the symbol "(TM)", "(R)" or "(C)," and/or

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                              EXHIBIT 10.5.2.1

local equivalents, if any, as appropriate; (iv) include the appropriate trademark or copyright attribution in reasonably close proximity to its first use of the AJ Marks or the Logos, as the case may be, in any document or on any screen display, or in a location to which users are directed for statements concerning the ownership of Intellectual Property Rights - the terms and wording of the trademark or copyright attribution shall be as requested by AJI; (v) provide AJI in advance with specimens of all of the KK's proposed uses of any AJ Mark or any Logo (including without limitation, in the form of Web Site page mockups, draft versions of marketing material, etc.) before any such use, together with a brief statement setting forth the proposed use and the proposed time period of such use; and not commence such use without AJI's express prior written consent, which may be withheld in AJI's sole discretion, and which consent shall be given or withheld within five (5) but in no case later than ten
(10) Business Days from the date of notice to AJI. At any time when AJI representatives do not constitute one half of the Board of Directors of KK, AJ may terminate the license granted above with respect to any particular AJ Mark if, in its sole discretion, it determines that the KK's use of the AJ Mark or Logo tarnishes, blurs or dilutes the quality associated with such AJ Mark or Logo or the associated goodwill, such use being in breach of this Agreement or the AJI trademark guidelines that AJI supplies to the KK in writing, and such problem is not cured within ten (10) Business Days of notice of breach with respect to "top level" Web pages, currently the KK's site home page, the response page and the results page frame, and within thirty (30) Business Days of notice of breach with respect to all other media.

                  (iii) Ownership. The KK acknowledges that title to and ownership of the AJ Marks and Logos shall remain with AJI or its licensors, as shall the renown of the AJ Marks and Logos worldwide. All use of the AJ Marks and Logos by the KK shall inure to AJI's benefit or that of its licensors. The KK shall not take any action inconsistent with AJI's or its licensors' ownership of the AJ Marks and Logos, and any benefits accruing from use of such AJ Marks and Logos shall automatically vest in AJI or its licensors. The KK shall not use the AJ Marks or Logos in any way as an endorsement or sponsorship of any third party without the prior written consent of AJI (not to be unreasonably delayed). The KK shall not adopt, use or attempt to register any trademarks or trade names that are confusingly similar to the AJ Marks or Logos.

                  (iv) Right to Modify. Subject to subsections (A) and (B) below AJI may modify the AJ Marks from time to time in its sole discretion, whereupon it will promptly notify the KK of any such modification. Notwithstanding the foregoing:

      (A) The KK shall have the right to continue to use any old AJ Mark or use a new one, except in the event (I) of an alleged infringement by such AJ Mark of a third party trademark, (II) a judgment obtained against AJ because of trademark infringement which enjoins the further use of such AJ Mark, (III) AJI has obtained a written legal opinion that the continued use of such old AJ Mark or the use of the new AJ Mark presents a material substantial risk of being deemed to constitute the infringement of a third party trademark or servicemark or other intellectual property right, or (IV) in AJI's good faith and reasonable opinion, the continued use of the old AJ Mark or the use of a new one is likely to substantially diminish the value of the AJ Marks and/or Logos on a worldwide basis.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

      (B) The KK may request that AJI grant the KK permission (which AJI will not unreasonably withhold or delay) to delay the introduction of the modification of the AJ Marks into the Territory by up to six (6) months where the KK reasonably considers either (A) that it requires this time to allow it to incorporate the revised marks in promotional material, or (B) that it has recently spent substantial amounts in promoting the previous AJ Marks.

      (C) The KK may notify AJI within ten (10) Business Days that, in its reasonable opinion, the proposed change to the AJ Marks would be unsuitable in the Territory on the grounds that the revised AJ Marks would be offensive, illegal, libelous, amount to an infringement of a trademark or passing-off, or bear a derogatory or unintended meaning, or amount to a sexual innuendo (hereafter all referred to as "Unsuitable"), in which case AJI shall consider whether it agrees with the KK (in which case it shall not introduce the modified AJ Mark(s) in the Territory.) AJI shall advise the KK of its decision within ten
(10) Business Days. AJI's decision shall be final and binding upon the KK unless the KK elects to contest such decision by demonstrating to the satisfaction of an arbitration panel appointed under Section 15(d) that the proposed change to the AJ Marks would be Unsuitable in the Territory. In such event, the KK shall not be obligated to implement the proposed change in the AJ Marks until the arbitrator's final decision has been issued.

                  (v) Moral Rights. The KK hereby irrevocably transfers and assigns to AJI any and all Moral Rights (as defined below) that the KK may have in or with respect to all AJ Marks or the Logos. To the extent the KK cannot assign such rights, the KK hereby waives and agrees never to assert such rights against AJI, its affiliates or any of their licensees or assignees. If the KK has any right to any AJ Marks or the Logos that cannot be assigned to AJI or waived by the KK, the KK unconditionally and irrevocably grants to AJI, during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and fee-free license, with rights to sublicense throughout multiple levels of sublicensees, to reproduce, adapt, modify, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed such rights. In addition, the KK agrees to use commercially reasonable efforts to obtain such assignment, waiver, covenant not to assert such rights, or license from any subsidiary, subcontractor, or employee who creates, either in whole or part, AJ Marks or Marks derived from AJ Marks, at AJI's cost and expense. "MORAL RIGHTS" means any right to (i) retract any AJ Marks or the Logos from the public; (ii) claim creation of or be accredited as creator of any AJ Marks or the Logos; (iii) object to any distortion, mutilation or other modification of any AJ Marks or the Logos; or (iv) any and all similar rights, existing under judicial or statutory law of any country or jurisdiction in the world, or under any treaty regardless of whether or not such right is called or generally referred to as a moral right.

                  (vi) Registration. AJI shall obtain and maintain registration of the AJ Marks as utilized by the KK within the country of Japan. AJI shall file all appropriate applications to register the AJ Marks in Japan within sixty
(60) days of the Effective Date. AJI shall bear all costs of obtaining and maintaining such registration.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                              EXHIBIT 10.5.2.1

            j. URLs. AJI shall license to the KK the URL. The KK will register and own any and all additional URLs that serve the KK. The KK acknowledges that the URL, or any portion of it, may be registered in the name of one or more entities not owned or controlled by AJI. The parties further acknowledge that the URL, or any portion of it, may be registered in the name of one or more entities not owned or controlled by TCI and the KK. Notwithstanding anything to the contrary provided in this Agreement, each of TCI and the KK undertakes that (at such time when such assignment and transfer shall be permitted under Japanese law) upon AJI's request, at its cost and expense, it shall cause such entity or entities controlled by TCI or the KK (as the case may be) to freely assign and transfer to AJI (or such entity or entities as AJI may designate for that purpose). The KK will register and own any and all additional URLs that serve the KK. The KK acknowledges that the URL, or any portion of it, may be registered in the name of one or more entities not owned or controlled by AJI.

      4. SOURCE CODE LICENSE.

            a. Source Code License. Solely in order to enable the KK to perform the Internationalization and Localization of the AJ Software in accordance with its obligations under Section 5(e) below, AJI will provide the KK with the AJ Software, all Updates and Documentation in accordance with Sections 6(a) and 6(b). Therefore, subject to the terms and conditions of this Agreement, AJI hereby grants to the KK a limited, non-exclusive, non-transferable (except as herein provided) license to the Source Code in order to reproduce and make derivative works of the AJ Software and Licensed Software and such Updates solely for purposes of performing the Internationalization and the Localization (collectively, the "WORK"), and solely so long as the Work is being performed. All other rights in or to the AJ Software and the Updates are reserved to AJ.

            b. Source Code Work Facility. The Source Code shall only be kept at, and all work performed on the Source Code shall be done solely at, the facilities of an AJI Subsidiary in Tokyo, Japan or the Tokyo facilities of an Approved Sub-contractor (the "SOURCE CODE WORK FACILITY"). All access to the Source Code shall be managed by the Source Code Work Facility. At a minimum, AJI shall require that the Source Code Work Facility permit the KK to have all free access to the Source Code at the Source Code Work Facility, during normal business hours or as needed in case of emergency. The KK agrees not to reproduce the AJ Software, Licensed Software or relevant Updates except as reasonably necessary to perform the Work and shall use the Source Code for the AJ Software, Licensed Software and the relevant Updates only at the Source Code Work Facility, subject always to the Source Code Restrictions set forth in EXHIBIT D. If the KK (or the relevant Approved Sub-contractor) wishes to move the Source Code to another Source Code Work Facility, the KK shall seek AJI's prior written approval of transfer and demonstrate that it is being moved to the new facility for the sole purpose of performing the Work. Only the Chief Executive Officer of Ask Jeeves may grant such permission, not to be unreasonably withheld, and actual transportation of the Source Code shall be managed and performed by the current Source Code Work Facility.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                                                EXHIBIT 10.5.2.1

            c. Delivery of Internationalized Code. As soon as the Internationalization is completed, or at such other times as the Parties may agree, the KK will deliver a copy to AJI of the Internationalized AJ Software, Licensed Software or Update (as the case may be) in both Object Code and Source Code, along with related technical documentation.

            d. Custody; Duty of Care. The KK shall treat the Source Code as Confidential Information in accordance with Section 8. Without limiting the foregoing, the KK shall at all times comply with the Source Code Restrictions attached hereto as EXHIBIT D. Whenever possible, the KK shall cooperate with AJI to take all necessary measures to protect the security of the Source Code, both in the United States and in the event that the Source Code is moved to Japan pursuant to Section 6(b). The KK may copy only such portions of the Source Code as are necessary for the Internationalization, Localization and/or use of the AJ Software or Licensed Software in Japanese.

            e. Termination of President of KK. In the event the Source Code is released to an unauthorized person by reason of the KK's breach of the provisions of this Section 4 and of Exhibit D, the president of the KK shall be terminated immediately. A new president shall then be appointed in accordance with Section 10.3 of the Joint Venture Agreement.

      5. PAYMENT OBLIGATIONS OF THE KK.

            a. Initial Agreed Fee. In consideration of the rights granted to the KK in this Agreement, the KK shall pay to AJI a non-refundable initial agreed fee (the "Initial Agreed Fee") of |*|Dollars ($|*|) which shall be payable as follows:

                  (i)   |*| Dollars ($|*|) upon closing of this Agreement;

                  (ii) |*|Dollars ($|*|) thirty (30) days from the Effective Date; and

                  (iii) |*|Dollars ($|*|) sixty (60) days from the Effective
                        Date.

      Notwithstanding anything herein provided to the contrary, the KK expressly understands and agrees that the KK's payment obligation of the entire Initial Agreed Fee shall be subject only to AJI's compliance with its obligation to deliver the Source Code.

            b. AJI Knowledgebase Service Fees. The KK acknowledges that AJI has performed Japanese Knowledge Base development services for the KK prior to the Effective Date. AJI shall present one or more invoices to the KK for such services at its regular rates for these services limited to salary (including payroll taxes, if any), airfare from and to Japan and accommodation, but in no event shall the KK be obligated to pay more than $|*|. The KK shall pay such invoice(s) to AJI promptly upon receipt, provided such invoiced amounts are reasonable. If timely presented, the first such invoice shall be payable on the Effective Date.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                              EXHIBIT 10.5.2.1

            c. Revenue Based Fee. The KK shall pay to AJI a Revenue Based Fee on Gross Revenues, payable quarterly within thirty (30) days following each calendar quarter, subject to year-end adjustment for returns and Gross Revenues that are booked as uncollectible, in consideration of the KK's continued use of all AJ Marks and AJ Assets. Payments shall be made as follows:

                  (i) Before the initial public offering of the KK securities, the KK shall pay to AJI a Revenue Based Fee of |*|percent (|*|%) of the KK's Gross Revenues, payable quarterly, except that no such Revenue Based Fee shall be due with respect of any Gross Revenues accrued during the first 12-month period following the first date on which revenue was recognized. It is understood that for the Revenue Based Fees payable after such initial twelve-month period, the first payment period shall begin on a partial quarter;

                  (ii) After the initial public offering of the KK securities, the KK shall pay to AJI a Revenue Based Fee of |*|percent (|*|%) of the KK's Gross Revenue, payable quarterly;

                  (iii) Revenues shall be attributed to the date on which it is accrued for accounting purposes;

                  (iv) AJI shall have the right examine the KK's books and records in accordance with Section 13.2 of the JV Agreement.

      In the event of a dissolution of the KK by mutual agreement of the parties pursuant to the JV Agreement, the KK's obligation to pay such Revenue Based Fees shall terminate and AJI shall have no further obligation to provide Updates and support.

            d. Taxes. The KK shall be responsible for any taxes owing or assessed against all payments under this Agreement paid or received by the KK under the laws of the Territory. In addition, the KK shall pay, and indemnify and hold AJI harmless from and against, any and all sales, use, excise, value-added or similar tax, fee or duty, including any penalties and interest levied on the income, sales and operations of the KK, including the rendering of Consumer and Corporate Services anywhere in the Territory. The KK's obligations in the preceding sentence shall also apply to any tax on funds restricted from expatriation to Japan by the KK under the laws of any jurisdiction within the Territory. The KK shall withhold any applicable withholding taxes from the Initial Agreed Fee and the Revenue Based Fee (i.e. if the relevant Fee is $100 and 10% taxes are to be withheld, then the KK will remit $90 to AJI); provided, however, that the KK shall notify AJI at least ten (10) days prior to the withholding.

            e. Internationalization and Localization. In consideration of AJI's obligations hereunder, the KK shall be solely responsible for all Internationalization and Localization of the AJ Software and Localization of Updates licensed hereunder. Internationalization and Localization shall be performed either by personnel of the KK or by Approved Sub-contractors engaged by the KK, at the Source Code Work Facility. Any agreement with any such Approved

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                              EXHIBIT 10.5.2.1

Sub-contractor shall be subject to AJI's prior written approval and shall at least include the Source Code Restrictions set forth in EXHIBIT D. The KK shall bear all costs of the Localization of the AJ Software and the AJ Assets.

            f. Development and Promotion of the Consumer and Corporate Services. The KK will use commercially reasonable efforts to actively develop, deploy and promote the Consumer Services in the Consumer Field of Use in the Territory and Corporate Services in the Corporate Field of Use in the Territory at the KK's sole cost, subject to the terms and conditions of this Agreement and in accordance with the Joint Venture Agreement and the Business Plan. The KK shall be solely responsible for all costs associated with the creation of the KK Assets, all operational costs for the KK Web site, and all advertising and promotional costs associated with the operation of the KK site. The KK shall bear sole responsibility for all marketing, promotion, sales, business development and engineering activities of the KK site, as well as the offering of Consumer Services in the Consumer Field of Use and Corporate Services in the Corporate Field of Use. The parties acknowledge and agree that the KK shall develop the KK Assets for the site, and obtain by license appropriate third-party content for the site. Any such licenses to third party content shall run to the KK, and shall terminate upon dissolution of the KK.

            g. Synchronization with Ask.com Site. The KK acknowledges the importance of maintaining a common look and feel and feature set for all natural language question answering sites and services powered by Ask Jeeves' technology worldwide. The KK shall ensure that the initial launch of all Web sites and services in the Consumer Field of Use shall reflect the look and feel and features of the Ask.com Web site and its related sites. The parties anticipate that the KK's sites and services may use variations on the "Ask Jeeves" name and butler logo and enter into various co-branding arrangements for specific pages on such sites via the display of sponsor's banners and other means. All such variations on the "Ask Jeeves" name or the Logos, and all proposed co-branding arrangements, must be consistent with AJI's trademark and copyright guidelines and must be approved in writing in advance by AJI in its reasonable discretion.

            h. Service Levels. The KK will operate all sites and services in the Consumer Field of Use in a manner which is consistent with the current and future quality standards, of the Ask.com site and which meets uptime and response times and other performance standards for users of the KK's services as recommended by AJI to and approved by the KK Board of Directors as long as AJI has representation on the KK Board equal to one-half of its members.

            i. Compliance With Laws. The KK shall comply with all applicable laws, regulations, rules, directives, ordinances and orders regarding the marketing and performance of services in the Field of Use in the Territory and the creation and dissemination of content. The KK will immediately notify AJI of any investigation, inquiry or other issue with respect to the laws of any jurisdiction in which the KK operates or intends to operate. Without limiting the foregoing, the KK covenants that at all relevant times: (i) it will promptly obtain or have obtained all governmental approval, permits and licenses, and will promptly make or will have made all governmental filings and registrations, necessary or prudent for the marketing and

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                              EXHIBIT 10.5.2.1

performance of Consumer Services and the creation and distribution of content in the Territory, (ii) it will be in compliance with the Foreign Corrupt Practices Act of the United States, and (iii) AJI is not required to obtain any governmental approval, permits or licenses as a result of this Agreement, AJI's performance hereunder or any payments made by the KK hereunder. Without limiting its other remedies, if after having given notice to the KK that it is in breach of any of the foregoing provisions, (if the breach is capable of being cured) the KK has failed to cure such breach within sixty (60) days, and if AJI reasonably believes there is a risk of potential criminal sanctions against any officer or employee of either the KK or AJI, then AJI may suspend its performance of any or all obligations herein, including without limitation, AJI's obligation to deliver Updates to the KK, for so long as AJI reasonably believes that the KK is in breach of this Section 5(i).

            j. Content Standards. The KK shall not provide any content to users that to the KK's knowledge: (i) infringes any third party's copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy; (ii) violates any law, statute, ordinance, directive, or regulation (including, without limitation, the laws and regulations governing export control, unfair competition, antidiscrimination or false advertising); (iii) is defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (iv) is obscene, harmful to minors or child pornographic; (v) contains any viruses, Trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information; or (vi) is materially false, misleading or inaccurate.

            k. Global Provisions.

                  (i) No Solicitation. Each party hereby undertakes that it will not (A) solicit orders for any Corporate Services from customers headquartered outside its territory, (B) engage in any advertising or marketing activity for any Corporate Services outside its territory, (C) take any actions to place any Corporate Services in any market outside its territory, or (D) maintain any marketing facilities for Corporate Services outside its territory. AJI expressly reserves all its and its Affiliates' rights in relation to marketing, sales and licensing of Corporate Services outside the Territory. AJI shall have no obligation to provide service support for any customers of the KK outside its territory.

                  (ii) Whenever the KK wants to solicit any potential corporate customer headquartered outside Japan to provide Corporate Services to it in Japanese, the KK shall first notify AJI of such intention, whereupon the KK and AJI shall coordinate their selling efforts (together with other Distributors if appropriate or desirable).

                  (iii) If the KK receives a request from AJI or one or more other Distributors (the "AJ ENTITY") to provide Corporate Services in Japanese, the KK shall use commercially reasonable efforts to provide a binding quote (the "QUOTE AMOUNT") and schedule for rendering those Corporate Services with the information and in the format agreed between the KK and the AJ Entity within five (5) Business Days following the KK's obtaining all relevant

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      filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

information from the AJ Entity, it being understood and agreed that obtaining all such relevant information may require the KK to conduct one or more in-person visits to the relevant potential Corporate Customer, a technical analysis and similar actions by the KK or such AJ Entity. The AJ Entity shall pay the KK not less than the Quote Amount. The Quote Amount will be based upon a sublicensing fee and other charges and on terms no less favorable than those offered to comparable Corporate Customers of the KK. The AJ Entity may use the contents of the quote to determine pricing for a potential corporate customer in its territory.

            (iv) For the first two (2) requests of a Quote Amount, in the event that the KK is unable to provide a Quote Amount in accordance with the preceding paragraph, (without otherwise limiting any right or license granted the KK pursuant to this Agreement) AJI has the right to provide the Quote Amount and the requested Corporate Services in Japanese to the AJ Entity in question and to perform all necessary activities in connection therewith. In such event, the KK will grant to AJI (A) a fee-bearing license to use the KK Assets solely for the purposes of providing the Corporate Services to the relevant corporate customer, and (B) a fee-bearing sublicense of the Corporate Services Software, Localized Development Tools, and any other materials as reasonably necessary or desirable in connection with the Corporate Services to be provided to the relevant corporate customer. The terms of the license shall be determined by the parties in good faith at the time of grant of the license. After the first two (2) requests for a Quote Amount, the KK and AJI shall enter into good faith negotiations to determine how to handle the Quote Amount in the event of a backlog or other urgent reasons, on a case by case basis.

      6. AJI OBLIGATIONS.

            a. Initial Delivery. At the Effective Date, AJI shall deliver to the KK all the AJ Software and Development Tools in both Object Code and Source Code, and Documentation, solely for the purposes set forth in Section 4(a). The Source Code shall be delivered to the KK by delivery to the Source Code Work Facility, which the KK agrees constitutes delivery of the Source Code to the KK. AJI shall provide the KK with notice of the delivery and its location.

            b. Delivery of Updates. AJI shall update a delivery schedule every calendar quarter to indicate which Updates are expected or contemplated for the next year. AJI shall provide to KK the Updates in both Object Code and Source Code quarterly, with comments as are customary in the industry, together with special notes AJI determines are appropriate, solely for the purpose of Localization by the KK. All delivery of the Updates Source Code shall be made to the Source Code Work Facility, but only so long as no company listed on Exhibit F to the JV Agreement is a shareholder of the KK who has access to the Source Code. In the event AJI fails to deliver the Update quarterly as scheduled, AJI shall have ten (10) days to cure such default following the KK's notice of breach. If at the end of such 10-day period AJI still fails to comply with its delivery obligation with respect to such Update, the KK shall as its sole remedy, at AJI's expense, send up to two engineers to AJ's site to retrieve the Source Code in order for to KK to carry out the Internationalization, it being understood that the KK engineers shall be subject to the Source Code Restrictions set forth in EXHIBIT D, and shall bring the Source Code

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                              EXHIBIT 10.5.2.1

directly to the Source Code Work Facility. At such time as AJI in its sole discretion deems it to be prudent, AJI shall, at its sole expense, pursue independent research and development of alternative technology to the technology at issue in the currently existing Patent Suits.

            c. Development of Alternative Technology. At such time as AJI in its sole discretion deems it prudent, AJI shall, at its sole expense, pursue independent research and development of alternative technology to the technology at issue in the current existing Patent Suits.

            d. Support. AJI agrees to provide, either itself or by subcontracting to Ask Jeeves or such other entity as AJI deems reasonably appropriate in consultation with the KK, the technical support, training and installation described in EXHIBIT E attached hereto.

            e. Compliance With Laws. AJI shall comply with all applicable laws, regulations, rules, directives, ordinances and orders regarding the development of the AJ Software and the creation and dissemination of Updates. AJI will immediately notify the KK of any investigation, inquiry or other issue with respect to the laws of any jurisdiction in which AJ operates or intends to operate. Without limiting the foregoing, AJI covenants that at all relevant times: (i) it will have obtained all governmental approval, permits and licenses, and will have made all governmental filings and registrations, necessary or prudent for the Localization and development of the AJ Software and the creation and dissemination of Updates in the Territory, and (ii) it is in compliance with the Foreign Corrupt Practices Act of the United States. Without limiting its other remedies, if after having given notice to AJI that it is in breach of any of the foregoing provisions, (if the breach is capable of being cured) AJI has failed to cure such breach within sixty (60) days, and if the KK reasonably believes there is a risk of potential criminal sanctions against any officer or employee of either the KK or AJI, then the KK may suspend its performance of any or all obligations herein, including without limitation, the KK's obligation to pay Revenue Based Fees pursuant to Section 5(c), for so long as the KK reasonably believes that AJI is in breach of this Section 6(e).

            f. Contract with TCI for Advertising. AJI shall use commercially reasonable efforts to cause the KK to contract with TCI or an affiliate of TCI for advertising purposes and back office support regarding the Consumer Services and Corporate Services if such support is offered at no more than arms-length prices.

            g. Taxes. AJI shall be responsible for any taxes owing or assessed against all payments under this Agreement under the laws of the United States. AJI shall pay, and indemnify and hold the KK harmless from and against, any and all sales, use, excise, value-added or similar tax, fee or duty (including for the avoidance of doubt withholding taxes which shall be deducted by the KK if applicable and taxes based on AJI's net income), including any penalties and interest, as well as all costs associated with the collection or withholding thereof, levied on AJI's income, sales and operations, including the delivery of the Updates to the KK, or any payments made by the KK to AJI hereunder.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

      7. INFRINGEMENT CLAIMS.

            a. Notice of (Threatened) Infringement. In the event that the KK or AJI learns of any infringement or threatened infringement of the AJ Marks or of any allegation or claim by any person that an AJ Mark is liable to cause deception or confusion to the public, or is liable to dilute or infringe any right of any person, the KK or AJI, as the case may be, shall notify the other Party. AJ shall take action against any such unauthorized use or infringement. AJ shall promptly notify the KK of its determination and shall briefly describe the action, if any, which it shall take.

            b. Litigation Control. In the event that AJ initiates litigation against any person in connection with the foregoing, AJ shall choose the attorneys, control the litigation, pay the litigation expenses, and retain any damages recovered as a result of any judgment in favor of AJ.

      8. CONFIDENTIALITY.

            a. Standard of Care. Each Party agrees to do the following with respect to any Confidential Information: (i) exercise the same degree of care to safeguard the confidentiality of, and prevent the unauthorized use of, such information as that Party exercises to safeguard the confidentiality of its own Confidential Information of a like nature, but in no event less than a reasonable degree of care, and (ii) instruct and require such advisors, employees, sublicensees, and agents to maintain the confidentiality of such information, and not to use such Confidential Information except as expressly permitted herein. Each Party further agrees not to remove or destroy any proprietary or confidential legends or markings placed upon any documentation or other materials. Notwithstanding the foregoing, regardless of (1) whether any Source Code or other information contained within the AJ Software, the Licensed Software and Documentation was known to the KK or TCI (or employees, contractors or consultants of either) before the date of delivery to the KK, or (2) any components of the AJ Software, the Licensed Software, the Documentation and the U.S. Knowledgebase are confidential and proprietary and the Confidential Information of AJI and its licensors. Similarly, regardless of (1) whether any Source Code or other information contained within the KK Technology was known to AJI or its employees before the date of delivery to AJI, or (2) any components of the KK Technology or the accompanying documentation is labeled confidential or proprietary when delivered to AJI by the KK, the Japanese Knowledge Base and the KK Technology are confidential and proprietary and are the Confidential Information of the KK.

            b. Proprietary Agreement. The foregoing confidentiality obligations shall also apply to the contents of this Agreement and the JV Agreement.

            c. Government Disclosures. The obligations under this Section 8 shall not prevent the Parties from disclosing the Confidential Information or terms of this Agreement and the JV Agreement to any governmental authority as required by law or regulation (including those requiring filing of documents in connection with registrations under the Securities Act of 1933) or as ordered by a court (provided that the Party intending to make such disclosure in such

-------
|*| Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                              EXHIBIT 10.5.2.1

circumstances: (i) has given the appropriate other Party prompt notice prior to making such disclosure so that the other Party may seek a protective order or other appropriate remedy prior to such disclosure, and (ii) cooperates fully with the other Party in seeking such order or remedy), and seeks confidential treatment of the Confidential Information, this Agreement and the JV Agreement when disclosed to a governmental authority. In the event the governmental authority denies confidential treatment, the Parties will use their best efforts to seek a protective order to redact Confidential Information, financial information and payment schedules from this Agreement and the JV Agreement.

      9. DISCLAIMER OF WARRANTIES.

      EXCEPT AS EXPRESSLY PROVIDED IN SECTION 10, THE AJ SOFTWARE, THE LICENSED SOFTWARE, THE JAPANESE KNOWLEDGE BASE, THE AJ MARKS AND THE DOCUMENTATION ARE LICENSED ON AN "AS IS" BASIS, WITHOUT ANY WARRANTY OF ANY KIND. WITHOUT LIMITING THE FOREGOING, AJI MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE AJ SOFTWARE, THE LICENSED SOFTWARE, THE JAPANESE KNOWLEDGE BASE, THE AJ MARKS OR THE DOCUMENTATION, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      10. WARRANTIES AND REPRESENTATIONS OF AJI AND ASK JEEVES.

      Each of AJI and Ask Jeeves (but only as to the paragraphs which relate to it) hereby warrants and represents to the KK that:

            a. Good Standing. Each of AJI and Ask Jeeves is duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which it is required to be so qualified;

            b. Authority. Each of Ask Jeeves and AJI has the power and authority to enter into this Agreement;

            c. Agreement Enforceable. This Agreement is enforceable against Ask Jeeves and AJI in accordance with its terms, except as such enforceability (i) is limited as to Ask Jeeves to the provisions with respect to which it has executed this Agreement and (ii) may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally or by general equity principles, and does not violate or create a default under any instrument or agreement binding on Ask Jeeves or AJI;

            d. Ownership of AJ Marks. Ask Jeeves (i) is and will be the owner of the AJ Assets and the AJ Marks, except that it does not yet own the domain names listed on Exhibit A, (ii) has full right, title and interest in and to the AJ Assets and the AJ Marks, and (iii) AJI has

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

full power and authority to grant the license to the AJ Assets licensed hereunder and the AJ Marks, as well as the limited license to the Source Code granted under this Agreement;

            e. No Infringement. So far as either Ask Jeeves or AJI is aware, the AJ Assets, and the AJ Marks, and the usage rights granted under this Agreement do not infringe on, or constitute an unauthorized use of, the rights, title or interests of any other person. Further, on the Effective Date, no person has made any such material claim of infringement or unauthorized use against AJI or Ask Jeeves except for the Katz Suit and the IPLearn Suit;

            f. No Litigation. So far as either Ask Jeeves or AJI is aware, on the Effective Date, there are no pending or threatened actions or proceedings before any court or administrative agency that could have a material adverse effect on AJI or Ask Jeeves to perform AJI's obligations under this Agreement, except for the Katz Suit and the IPLearn Suit;

            g. No Conflict. The execution, delivery and performance by AJI of this Agreement does not conflict with or create a default under AJI's articles of incorporation or by-laws or any material provision of any indenture, note, bond, security agreement or other agreement of AJI or under which AJI or any of its properties is bound, except that it conflicts with AJI's obligations under the Global Agreement with Ask Jeeves and the Ask Jeeves UK Partnership;

            h. Trademark Registration. AJI has filed all appropriate application in Japan to register the AJ Marks or will initiate such filings within sixty
(60) days of the Effective Date; and

            i. Governmental Approval. AJI shall obtain all governmental approvals necessary for it to enter into and perform this Agreement, and TCI shall provide reasonable assistance in obtaining such approvals.

      11. WARRANTIES AND REPRESENTATIONS OF THE KK AND TCI.

      Each of TCI (but only as to the paragraphs which relate to it) and the KK warrants and represents to AJI that:

            a. Good Standing. Each of TCI and the KK is duly organized, validly existing, and in good standing under the laws of Japan and is duly qualified to do business and is in good standing in each jurisdiction in which it is required to be so qualified;

            b. Authority. Each of TCI and the KK has the power and authority to enter into this Agreement;

            c. Agreement Enforceable. This Agreement is enforceable against TCI and the KK in accordance with its terms except as such enforceability (i) is limited as to TCI to the provisions with respect to which it has executed this Agreement and (ii) may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally or by general

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                              EXHIBIT 10.5.2.1

equity principles and does not violate or create a default under any instrument or agreement binding on the KK;

            d. Ownership of KK Assets. The KK (i) except as set forth in this Agreement is and will be the owner of the KK Assets and (ii) has full right, title and interest in and to such KK Assets;

            e. No Infringement. So far as the KK is aware, the KK Assets, do not infringe on, or constitute an unauthorized use of, the rights, title or interests of any other person and no person has made any such claim of infringement or unauthorized use against the KK; excepted from this warranty and representation and any attendant indemnification shall be any instance or finding, in any Patent Suit, of infringement by the AJ Assets, which finding is extended to include infringement by any derivatives of that technology developed pursuant to this Agreement, including without limitation, infringement by the KK Assets (to the extent such infringement arises from the underlying AJ Assets);

            f. No Litigation. So far as the KK is aware, there are no pending or threatened actions or proceedings before any court or administrative agency that could have a material adverse effect on the KK's ability to perform its obligations under this Agreement;

            g. Governmental Approval. The KK shall obtain all governmental approvals necessary for it to enter into and perform this Agreement; and

            h. No Conflict. The execution, delivery and performance by the KK of this Agreement does not conflict with or create a default under the KK's articles of incorporation or by-laws or any material provision of any indenture, note, bond, security agreement or other agreement of the KK or under which the KK or any of its properties is bound.

      12. INDEMNITY.

            a. KK Indemnity.

                  (i) Basic Indemnity. The KK shall indemnify and hold AJI and its licensors harmless from and against any and all liabilities, claims, losses, costs and expenses, including without limitation reasonable attorneys' fees which AJI, its affiliates or their licensors may incur as a result of any third party claims in any form arising from, relating to or in connection with (A) any KK Content, Consumer Services, or Corporate Services offered by the KK (including, without limitation, any acts or omissions relating to the KK's sales practices), or (B) from the KK's use of any AJ Mark or Logo other than in accordance with this Agreement, or (C) from any breach by the KK of Section 5(i) ("Compliance with Laws"), Section 5(j) ("Content Standards") or Section 11 ("Warranties and Representations of the KK").

                  (ii) Reseller Indemnity. In addition, the KK agrees to indemnify, defend and hold harmless AJI and its licensors from and against any and all liabilities, claims,

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

losses, fines, penalties, costs and expenses, including without limitation reasonable attorneys' fees which AJI or its licensors may incur as a result of any third party claims in any form arising out of (A) any statement made by or on behalf of the KK or any reseller of the KK regarding the function or operation of the Corporate Services Software or Corporate Services, and (B) any terms agreed to between the KK and its customers for the Corporate Services, where in each case, such terms do not comply with the minimum license terms set forth in EXHIBIT C.

                  (iii) Conditions. As a condition to the KK's obligations under this Section 12(a), AJI will provide prompt written notice of any claim giving rise to an obligation of the KK hereunder, will tender the sole control of the defense and settlement of such claim to the KK, and will provide the KK with all assistance that the KK reasonably requests in connection with such defense or settlement.

            b. AJ Indemnity.

                  (i) Basic Indemnity. Each of AJI and Ask Jeeves, jointly and severally, shall indemnify and hold the KK harmless from and against any and all liabilities, claims, losses, costs and expenses, including without limitation reasonable attorneys' fees which the KK or its affiliates or licensees may incur as a result of any third party claims in any form arising from, relating to or in connection with any AJ Assets or from any breach by Ask Jeeves or AJI of
Section 10 (Warranties and Representations of AJ) including in the event of any instance or finding of infringement as recited in Section 10(e) above. For the avoidance of doubt, the foregoing indemnity shall apply if as a direct result of any such instance or finding of AJI or Ask Jeeves' infringement the KK is also held by a court of competent jurisdiction to have infringed upon any third party's Intellectual Property Rights (whether in an action brought by such third party or by a Corporate Customer of the KK).

                  (ii) Special Remedies in Event of Infringement. In addition to the foregoing, if AJI or Ask Jeeves is held by a court of competent jurisdiction to have infringed upon a third party's intellectual property rights, or if such court suspends AJ's use of the Consumer Services or Corporate Services, then AJ, at its sole expense, shall use all commercially reasonable efforts to (x) obtain a license from the rightful technology owner to permit the KK to use the infringed technology, (y) obtain licenses to alternative, similar technologies to enable the KK to continue its operations as contemplated under this Agreement, or (z) develop alternative, non-infringing technologies for licensing to the KK to continue its operations as contemplated under the JV Agreement and this Agreement, or failing those remedies take such other action as AJI in consultation with the KK may deem to be appropriate.

                  (iii) Limitations of Liability. Notwithstanding anything to the contrary provided in this Agreement, if a modification or substitution in accordance with item (x) of the preceding paragraph is not possible so as to avoid the infringement, or AJI has been unable to procure a license in accordance with item (y) of the preceding paragraph, and AJI elects to proceed with item (z) of the preceding paragraph, AJI shall be liable for (A) all additional costs incurred in implementing and maintaining such alternative, non-infringing technologies, and (B)

-------
|*| Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                              EXHIBIT 10.5.2.1

actual losses (including attorneys' fees), subject to the limitation of liability provided in Section 13 below, incurred by the KK in the event that a customer of the KK sues the KK for the KK's inability or failure to provide Corporate Services or Consumer Services due to the finding of infringement.

                  (iv) Conditions. As a condition to AJI's obligations under
Section 12(b)(i), the KK will provide prompt written notice of any claim giving rise to an obligation of AJI hereunder, will tender the sole control of the defense and settlement of such claim to AJI, and will provide AJI with all assistance that AJI reasonably requests in connection with such defense or settlement, including any arising from a suit filed by any plaintiff to the Patent Suits.

      13. LIMITATION OF LIABILITY.

            a. EXCEPT IN THE EVENT OF A BREACH OF SECTION 8 ("Confidentiality"), THE KK'S EXCEEDING THE SCOPE OF THE LICENSES GRANTED PURSUANT TO SECTION 3 ("License Grants") ASK JEEVES' OR AJI'S BREACH OF EXCLUSIVITY GRANTED IN SECTION 3, OR PAYMENTS MADE AS A RESULT OF A CLAIM UNDER SECTION 12 ("Indemnity"), NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (HOWEVER ARISING, INCLUDING NEGLIGENCE).

            b. EXCEPT IN THE EVENT OF A BREACH OF SECTION 8 ("CONFIDENTIALITY"), THE KK'S EXCEEDING THE SCOPE OF THE LICENSES GRANTED IN SECTION 3 ("LICENSE GRANTS") OR ASK JEEVES' OR AJI'S BREACH OF EXCLUSIVITY PROVISIONS GRANTED IN
SECTION 3, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR CLAIMS MADE IN AN AMOUNT GREATER THAN:

            (i) |*|DOLLARS ($|*|) FOR CLAIMS MADE DURING THE FIRST YEAR AFTER THE EFFECTIVE DATE;

            (ii) |*|DOLLARS ($|*|) FOR CLAIMS MADE DURING THE SECOND YEAR AFTER THE EFFECTIVE DATE;

            (iii) |*|DOLLARS ($|*|) FOR CLAIMS MADE DURING THE THIRD YEAR AFTER THE EFFECTIVE DATE; AND

            (iv) FOR CLAIMS MADE MORE THAN THREE YEARS AFTER THE EFFECTIVE DATE, THE DOLLAR LIMITATION SHALL BE EQUAL TO THE AMOUNT ACTUALLY PAID BY THE KK TO AJI DURING THE TWELVE-MONTHS PRIOR TO THE DATE THE CLAIM WAS MADE (THE "GENERAL FINANCIAL CAP"). THE EXISTENCE OF ONE OR MORE CLAIMS WILL NOT ENLARGE THE LIMIT. THE GENERAL FINANCIAL CAP

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

FOR A PARTICULAR YEAR OR TIME PERIOD SHALL APPLY TO A CLAIM FOR WHICH THE COMPLAINING PARTY HAS GIVEN NOTICE PURSUANT TO SECTION 12(A)(III) OR 12(B)(IV) (AS THE CASE MAY BE) ON A DATE WITHIN THAT PARTICULAR YEAR OR TIME PERIOD.

      c. THE FOREGOING PROVISIONS OF THIS SECTION 13 SHALL NOT APPLY TO LIABILITY FOR (I) PERSONAL INJURY OR DEATH RESULTING FROM NEGLIGENCE OR WILLFUL MISCONDUCT, (II) FRAUD OR FRAUDULENT MISREPRESENTATION; AND (III) ANY OTHER LIABILITY WHICH CANNOT BY LAW BE EXCLUDED OR LIMITED.

      d. THE FOREGOING PROVISIONS OF THIS SECTION 13 SHALL APPLY TO INDEMNIFICATION OF THE KK FOR ANY CLAIM(S) OF INFRINGEMENT PURSUANT TO SECTION 12(B) EXCEPT THAT (INSTEAD OF THE GENERAL FINANCIAL CAP) THERE SHALL BE A SPECIAL FINANCIAL CAP OF |*|DOLLARS ($|*|).

      14. TERM AND TERMINATION.

            a. Term. This Agreement will commence on the Effective Date and will remain in effect indefinitely unless terminated by the mutual agreement of the parties or as specified in Section 14(b).

            b. Termination of JV Agreement for Special Material Breach. Without limiting any other remedies for material breach of any provision of this Agreement, the JV Agreement may be terminated by either Party on sixty (60) days' written notice to the other only if the other Party commits a Special Material Breach of this Agreement and such breach is not cured within the applicable cure period. For purposes of this Section, "SPECIAL MATERIAL BREACH" means:

                  (i) as to the KK: (A) a failure to pay any fee hereunder for twenty (20) days after the date of AJI's notice of breach, or (B) breach of
Section 15(j); and

                  (ii) as to AJI: (A) breach of the exclusivity of the licenses set forth in Section 3 which has not been cured after sixty (60) days following the KK's notice of breach, or (B) breach of Section 15(j).

            c. Effect of Termination of JV Agreement.

                  (i) Dissolution of KK by Material Breach. Notwithstanding the foregoing, in the event of dissolution of the KK by reason of material breach of the JV Agreement, the KK shall assign this Agreement to the Terminating Shareholder (as defined in the JV Agreement) and all licenses granted hereunder shall continue in full force and effect as set forth in this Agreement. The Terminating Shareholder shall have ongoing exclusive use of the Localized version of the AJ Assets and KK Assets. The KK shall assign ownership of the KK Assets to the Terminating Shareholder. The KK shall assign its undivided one-half interest in

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                              EXHIBIT 10.5.2.1

and to the Derived KK Content to the Terminating Shareholder, subject to all restrictions set forth in Section 2(f) of this Agreement, which shall continue in full force and effect. The License to the AJ Marks shall be transferred to the Terminating Shareholder, and the Terminating Shareholder shall obtain all rights, and assume all obligations of the KK for all purposes, including without limitation, this Agreement. Without limiting the KK's obligations under Section 4, (A) the Defaulting Party shall otherwise return or destroy all Confidential Information to the nonbreaching party and certify in writing that it has done so, provided that the Defaulting Party shall not be required to (I) destroy items which it requires to continue operating its business in the ordinary course (so long as such items remain Confidential) or (II) purge backup and archival copies of its information made in the ordinary course of business which may contain the nonbreaching party's Confidential Information; and (B) the nonbreaching party will return or destroy all of Defaulting Party's Confidential Information and certify that it has done so, provided that the nonbreaching party shall not be required to (I) destroy items which it requires to continue operating its business in the ordinary course (so long as such items remain Confidential) or (II) purge backup and archival copies of its information made in the ordinary course of business which may contain the Defaulting Party's Confidential Information.

                  (ii) Dissolution by Mutual Agreement. In the event of dissolution of the KK by reason of mutual agreement, the KK shall assign equal and concurrent ownership to both TCI and AJI of all KK Assets and any other technology, content, and property owned by it, and the KK shall assign equal and concurrent ownership to both TCI and AJI of all of its undivided one-half interest in the Derived KK Content. In the event any IP protective filings have been made by the KK (as to KK Assets or such other technology), under this section, formal assignments to TCI and AJI as co-owners of said filings shall be made, and authorized officers of the KK shall execute any other documentation necessary to evidence the co-ownership of the KK Assets and such other technology by the parties. Concurrently therewith, AJI shall grant to TCI a perpetual, fee-free, worldwide non-exclusive license to use the then existing Localized version of the AJ Assets. Thereafter, each of TCI and AJI shall be free to utilize such Localized version of the AJ Assets, KK Assets, Derived KK Content and such other technology in the Territory, either themselves or through third parties, without restriction of any kind as against one another. AJI shall then provide technical support to TCI at the then-current market rate for AJI's support services, for at least six (6) months following the dissolution date, in accordance with EXHIBIT E. AJI shall have exclusive use of the AJ Marks and the AJURL. AJI shall pay, in proportion to its ownership share in the KK, to TCI the fair market value of the goodwill built up in the AJURL. TCI shall have exclusive use of all other URLs registered by the KK, and AJI shall take any steps necessary to effectuate such exclusive use. TCI shall pay to AJI the fair market value of the goodwill built up in such other URLs.

                  (iii) Buy-out of Defaulting Shareholder. In the event of a buy-out of a Defaulting Shareholder's interest in the KK by the Terminating Shareholder pursuant to the JV Agreement, the KK and all the licenses, rights and obligations granted to the KK under this Agreement shall remain in full force and effect. The Terminating Shareholder shall be entitled to purchase the Defaulting Shareholder's interest at either (a) price per share equal to |*| |*|, or (b) a purchase price of (Yen)|*| per share.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                              EXHIBIT 10.5.2.1

                  (iv) [INTENTIONALLY OMITTED]

            d. Effect of Termination of Distribution and License Agreement. Upon termination of this Agreement for any reason:

                  (i) all future usage rights of the KK to the AJ Assets and (unless specifically herein provided to the contrary) the Localized version of the AJ Assets shall cease, as shall AJI's obligations to provide any additional AJ Assets (including Updates) to the other. Following termination, AJI shall become free to Localize and distribute AJ Assets within the Territory.

                  (ii) the license of the AJ Marks and all uses of the AJ Marks shall be extracted from any version of the Localized version of the AJ Assets (to the extent the KK has continued usage rights thereto pursuant to this Section 14) and the KK Assets utilized by the KK, and with regard to the KK Assets, all uses of the AJ Marks shall similarly be extracted. Nothing in this section shall operate to grant any license in or to the AJ Marks to the KK or TCI outside of the operation of the KK beyond the terms detailed above except per Section 14(d)(i).

      15. MISCELLANEOUS.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

            a. Force Majeure. Each party will have no liability to the other party as a result of any delay or failure in the performance of such party's obligations under this Agreement if the delay or failure is caused by events or circumstances beyond such party's control including earthquakes, fires, floods, riots, wars, labor disputes, shortages of materials or supplies, changes in laws or government requirements, and transportation difficulties. If either party is prevented from performing any of its obligations hereunder due to any such event or circumstance beyond its control, it will use reasonable efforts under the circumstances to notify the other party and to resume performance as soon as reasonably possible.

            b. Survival. Each party's rights and obligations under the following Sections will survive the expiration or termination of this Agreement for any reason: Sections 1, 4(c), 4(d), 5(a), 5(c)(only with respect to payments accrued prior to termination), 5(d), 7 through 13, 14(c), 14(d) and 15.

            c. Notices. All notices, consents, waivers, and other communications intended to have legal effect under this Agreement must be in writing, must be delivered to the other party at the address set forth below by personal delivery, telecopier or facsimile transmission, or a nationally recognized overnight courier, and will be effective upon personal delivery or upon acknowledgement of receipt of an electronic transmission. Each party may change its address for receipt of notices by giving notice of the new address to the other party.

        To AJI:                                      To the KK:
        ------                                       ---------
        Ask Jeeves International, Inc.               Ask Jeeves Japan, Inc.
        12100 Wilshire Boulevard                     3-3-3 Akasaka
        Los Angeles, CA 90025                        Minato-ku Tokyo, 107
        Attention: George Lichter, CE-               JAPAN
        Telecopier: 310-207-9519                     Telecopier:
        Telephone: 310-207-9555                      Telephone:

        With a copy required for any notice to:      With a copy (which shall not constitute notice) to:

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1


        Ask Jeeves, Inc.                           Foster Pepper & Shefelman PLLC
        5858 Horton Street                         1111 Third Avenue  #3400
        Emeryville, CA 94608                       Seattle, WA  98101
        Attn: Cynthia Pevehouse, General           Attention: Lucas D. Schenck
              Counsel
        Telecopier: 510-985-7507                   Telecopier: (206) 447-9700
        Telephone: 510-985-7400                    Telephone: (206) 447-4400

        With a copy (which shall not constitute
        notice) to:

        Cooley Godward LLP
        Five Palo Alto Square
        3000 El Camino Real
        Palo Alto, CA 94306
        Attention: James Kitch
        Telecopier: 650-849-7400
        Telephone: 650-843-5027

            d. Arbitration.

                  (i) Subject to Section 15(d)(ii), any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity thereof, shall be settled by arbitration in San Francisco, California, U.S.A. in accordance with the rules of JAMS/ENDISPUTE by three (3) arbitrators knowledgeable in the field of software licensing appointed in accordance with such rules. The language of the arbitration shall be English with Japanese translation as requested. California law shall govern any arbitration proceeding arising from this Agreement. The arbitration award shall be final and binding upon the parties, and judgment on such award may be entered in any court having jurisdiction thereof. To the extent permitted by law, the Parties shall keep proceedings and award confidential.

                  (ii) Any dispute, controversy or claim arising out of or relating to the interpretation or the implementation of Section 14(c) shall be settled by Arbitration in accordance with the rules then in effect of the Japan Commercial Arbitration Association by three (3) arbitrators knowledgeable in the field of software licensing appointed in accordance with such rules. One (1) of the three (3) arbitrators shall be a U.S. national; one (1) arbitrator shall be a Japanese national; and one (1) arbitrator shall be mutually appointed by the other two arbitrators. Any such arbitration shall be held in Tokyo, Japan and shall be conducted in Japanese (with English translation to the extent requested by AJI or an English-speaking arbitrator). The arbitration panel shall only have authority to render a decision regarding (1) the breach of the Joint Venture Agreement and (2) the disposition of the Joint Venture Agreement. The arbitration panel shall have no authority to arbitrate the disposition of this Distribution and License Agreement. Any disposition of this Agreement shall only be made pursuant to Section 15(d)(i) above. The arbitration award shall be final and binding upon the Parties and judgment on such

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

award may be entered in any court having jurisdiction thereof. The Parties shall keep proceedings and award confidential.

            e. Provisional Relief. The parties agree that the arbitrator shall have the authority to issue interim orders for provisional relief, including, but not limited to, orders for injunctive relief, attachment or other provisional remedy, as necessary to protect either party's name, proprietary information, trade secrets, know-how or any other proprietary right. The parties agree that any interim order of the arbitrator for any injunctive or other preliminary relief shall be enforceable in any court of competent jurisdiction. In addition, nothing in this Agreement shall be deemed as preventing either party from seeking provisional relief from any court of competent jurisdiction in accordance with Section 15(f).

            f. Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
Section 14(c) will be governed by and interpreted in accordance with the laws of Japan. The parties agree that the United Nations Convention on the Sale of International Goods will not apply to this Agreement.

            g. Injunctive Relief. It is understood and agreed by both parties that a breach of the provisions of this Agreement by the other may cause irreparable damage for which recovery of monetary damages would be inadequate, and that either party may seek injunctive or other equitable relief to protect their Confidential Information, Intellectual Property Rights and other rights under the Agreement, in addition to any and all remedies available at law.

            h. Waiver. The failure of either party to require performance by the other party of any provision of this Agreement will not affect the full right to require such performance at any time thereafter; nor will the waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

            i. Severability. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

            j. Assignment. Neither this Agreement nor any rights or obligations of the KK or AJI under this Agreement may be assigned (by operation of law or otherwise) in whole or in part without the prior written consent of the other party, which may be withheld in the other party's sole discretion. A Change In Control shall be deemed to be an assignment (except as set forth in the Joint Venture Agreement). Any attempted assignment without the prior written consent of such other party will be null and void ab initio and will be a Special Material Breach of this Agreement. This Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties. Either party may assign, except in connection

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

with a Change In Control, this agreement to a wholly-owned subsidiary without consent of the other party. Provided that (i) notice of such assignment is provided to the other party within ten (10) days of such assignment, and (ii) that the assigning party shall remain fully liable for all obligations incurred by it under this Agreement.

            k. Filings. Promptly after execution of this Agreement, the KK shall file with the appropriate authorities of Japan, by the names of the Parties as required by Japanese law, an application for approval of the business contemplated by this Agreement.

            l. Export Control. AJI shall, at its own expense, comply with all U.S., and other governmental laws and regulations, including those of all countries within the Territory, concerning the export or re-export of the AJ Software and Licensed Software.

            m. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected herein as signatories.

            n. Currency. Unless otherwise noted, all dollar amounts refer to United States Dollars. All yen amounts refer to Japanese Yen.

            o. Decisionmaking. The KK's decisions regarding this Agreement will be decided by board vote on which AJI directors have abstained.

                            [Signature pages follow.]

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

      IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Agreement as of the Effective Date.

ASK JEEVES INTERNATIONAL, INC.

By:  /s/ George Lichter
   ------------------------------

Name:   George Lichter
     ----------------------------
Title: President
      ---------------------------

A.J.J. Co., Ltd.

By:  /s/   Seinosuke Sato
   ------------------------------
Name:     Seinosuke Sato
     ----------------------------
Title:    President
      ---------------------------

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

      By the signature of its duly authorized officer, Ask Jeeves, Inc., a Delaware corporation, with offices at 5858 Horton Street, Emeryville, California 94608, USA, hereby agrees to be bound, jointly and severally with Ask Jeeves International, Inc., by the provisions of Sections 8, 9, 10, 12(b) and 15, subject to the limitation of liability set forth in Section 13 (and no other provisions), of this Distribution and License Agreement (this "Agreement") by and between Ask Jeeves International, Inc. and Ask Jeeves Kabushiki Kaisha (in Japanese) and Ask Jeeves Japan, Inc. in English, Ask Jeeves, Inc. and Trans Cosmos, Inc. as if fully set forth herein.

      IN WITNESS WHEREOF, Ask Jeeves, Inc., by its duly authorized representative, has executed this Agreement (only with respect to such Sections 8, 9, 10 and 12(b), 13 and 15 subject to the limitation of liability set forth in Section 13) as of the Effective Date.

ASK JEEVES, INC.

By: /s/ Adam Klein
   --------------------------
Name:   Adam Klein
     ------------------------
Title: President
      ------------------------

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

      By the signature of its duly authorized officer, Trans Cosmos, Inc., a Japanese corporation, having its principal place of business at 3-3-3 Akasaka, Minato-ku Tokyo, 107, Japan, hereby agrees to be bound, jointly and severally with Ask Jeeves Kabushiki Kaisha (Ask Jeeves Japan, Inc.), by the provisions of Sections 3(j), 8, 11 and 15, subject to the limitation of liability set forth in
Section 13 (and no other provisions), of this Distribution and License Agreement (this "Agreement") by and between Ask Jeeves International, Inc. and Ask Jeeves Kabushiki Kaisha (in Japanese) and Ask Jeeves Japan, Inc. in English, Ask Jeeves, Inc. and Trans Cosmos, Inc., as if fully set forth herein.

      IN WITNESS WHEREOF, Trans Cosmos, Inc., by its duly authorized representative, has executed this Agreement (only with respect to such Sections 3(j), 8, 11 and 15 subject to the limitation of liability set forth in Section
13) as of the Effective Date.

TRANS COSMOS, INC.

By:     /s/ Masatake Okuda
   -----------------------------------
Name:     Masatake Okuda
     ---------------------------------
Title:   Executive Vice President
      --------------------------------

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

                                    EXHIBIT A

                                LIST OF AJ MARKS

Ask Jeeves(SM)

Jeeves Live(SM)

Jeeves Answers(SM)

Jeeves Answers Suite(SM)

Jeeves Search(SM)

Jeeves Advisor(SM)

Jeeves Insight(SM)

Jeeves Compare(SM)

[Ask Jeeves logo]

TO BE COMPLETED

(LOGO'S, BUTLER LOGO, ETC.)

[Ask Jeeves logo](SM)

[Ask Jeeves logo](SM)
[Ask logo](SM)                          DOMAIN NAMES
ask.co.jp;

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

askjeeves.co.jp;

aj.co.jp;

ask.ne.jp;

askjeeves.ne.jp;

aj.ne.jp; and

askj.co.jp

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

                                    EXHIBIT B

      The AJ Software includes the following and all Updates thereto:

      - Jeeves Search, (formerly Direct Hit), provides enhanced search engine facilities and is based on a Free BSD platform, with Oracle and BDB as backend database components, and PERL, C++, and Java as runtime components. Jeeves Search includes the following components:

                  -     Jeeves Popularity Engine

                  -     Jeeves OOSE (Search Engine)

                  -     Jeeves Directory

                  -     Jeeves Shopping

                  -     Jeeves Text Sponsorship

      - Jeeves Answers, the original question answering service, provides an editorial approach to indexing documents; it is based on Visual C++, MFC, SQL Server, and IIS with ASP. Jeeves Answers includes the following components:

                  -     Jeeves QAE (Question Answering Engine)

                  - Jeeves Research Assistant (Knowledgebase development tools)

                  -     Jeeves Answer Exchange

                  - Jeeves Insight, offers reporting and data analysis relating to use of the other Ask Jeeves products

                  - Jeeves Live, provides web-based CRM environments including chat and co-browsing, and offers real time customer interaction with human customer service representatives via the Web. It is a Java-based development environment.

                  - Jeeves Advisor provides advice based on a decision support engine, also mostly Java-based. Offers product selection and decision support

NOTE: Some AJ Software is already substantially Internationalized by virtue of the development paradigm chosen (e.g., Java and XML-based applications). In these cases, the KK will review the source and develop code necessary to demonstrate to AJI's satisfaction the

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

      operation of these programs in the Asian character sets and languages ("CJK"). In other cases, the KK will undertake to convert the programs to handle Unicode characters.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

                                    EXHIBIT C

                  MINIMUM LICENSE TERMS FOR CORPORATE SERVICES

"Customer" below is the Corporate Customer

1. DEFINITIONS.

      1.1. "ASK JEEVES" means Ask Jeeves Kabushiki Kaisha.

      1.2. "SERVICE" means services rendered by Ask Jeeves and any software and data files Ask Jeeves delivers for use with those services (including knowledgebase files, which contain Ask Jeeves' proprietary syntactic and semantic, and product selection networks), and other materials Customer may be delivered from time to time for use with Ask Jeeves products and Services.

      1.3. "SERVICE LOG FILES" are log files generated from the software portion of the Services (not server logs themselves).

      1.4. "SITE(S)" means specified parts of website(s) or parts of website(s) on which Customer may make the Service available to users. The Site includes co-branded (where Customer's branding is at least as prominent as the third party's) or framed versions of the Site but does not include any customized 'private label' version of the Site not substantially branded as a Customer site.

2. CONTENT AND CREATION OF SITE. Customer agrees that it shall be responsible for the creation of all Customer Materials and all contents of the Site other than the Services.

3. LIMITED LICENSES.

      3.1. LICENSE. Subject to the terms of this Agreement, Ask Jeeves grants Customer a limited, nonsublicensable, nontransferable, non-exclusive right to use that Service solely to provide users of the Site(s) to access the end-user functionality provided by that Service. Customer may distribute the software portion of the Service only to the extent the portions of the software are intended to be downloaded by end users in the course of the normal operation of the Service. Customer may only make copies of the Service (i) for installation and use on the Sites and (ii) backup copies of the Service made incidentally to backing up the Sites. Customer must reproduce and include the copyright notice and any other notices that appear on the Service, including on the copy's media. Customer will only use the Service in the technical environment described in the documentation to the Service. Ask Jeeves grants no implied license to its intellectual property (including patents), and all rights not expressly granted in this Section 3 are reserved by Ask Jeeves.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

      3.2. RESTRICTIONS. Customer will not, and will not allow any third party to: (i) decompile, disassemble, or otherwise reverse engineer the Service by any means whatsoever, including by using the Service Log Files; (ii) provide, lease, lend, use for timesharing or service bureau purposes or otherwise use the Service for or with a third party (except as end users may use the Service over Customer's web site); (iii) modify the Service or incorporate it into software, except to the extent that the Service is used on the Site in accordance with its documentation; (iv) disseminate performance information or analysis relating to the Service, except for Customer's internal evaluation of the effectiveness of the Service; (v) use any portion of the Service to create a competitive service, product or technology; or (vi) enter into any arrangement with a third party to use the Service without displaying the Site itself (for instance, private labeling the Site or issuing queries to the Service without displaying the
Site). Customer may not use the Service for any purpose or in any manner not expressly permitted in this Agreement. Customer has no right to receive any source code or design documentation relating to the Service. If the laws of any applicable jurisdiction limit the enforceability of these restrictions, they will be limited so that they prohibit the activity only to the maximum extent permitted by law, and Customer agrees to negotiate in good faith with Ask Jeeves the terms of a license prior to engaging in any of the above activities.

      3.3. CURRENT VERSION OF SOFTWARE. Customer acknowledges that the functioning of the Service depends on Customer using the most current version of the Service, and agrees to implement the most current version of the Service delivered to Customer within 90 days. All bug fixes, updates and enhancements provided will be Services for the purposes of this Agreement.

      3.4. LICENSE TO CUSTOMER'S MATERIALS. Customer acknowledges that in order to make the Service available Ask Jeeves may be required to have access to certain Customer software, equipment, the web contents relevant to Ask Jeeves' performance of Services, customer inputs to the Service and other material of Customer or Customer's suppliers ("CUSTOMER MATERIALS"). Customer grants to Ask Jeeves a non-exclusive, non-transferable license to use the Customer Materials for the purpose of rendering the Services and improving the services Ask Jeeves offers.

4. OWNERSHIP. Ask Jeeves retains ownership of the Service and all copies and portions of the Service. All rights not expressly granted under this Agreement are reserved by Ask Jeeves.

5. PAYMENT AND RECORDS.

      5.1. RECORDS AND AUDIT. Customer agrees that it will maintain usage records of the Service for a period of two years. Ask Jeeves will have the right to examine these records from time to time to determine whether the Service is being used in accordance with the requirements of this Agreement.

      5.2. SERVICE LOG FILES. Customer agrees to provide the Service Log Files to Ask Jeeves on the schedule listed in the Statement of Work. Customer agrees that failure to timely

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                EXHIBIT 10.5.2.1

deliver the Service Log Files will excuse Ask Jeeves from rendering Services to the extent the Services utilize these files.

6. WARRANTY DISCLAIMER. THE SERVICE IS PROVIDED "AS IS" AND WITHOUT WARRANTY OF ANY KIND AND ASK JEEVES EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. ASK JEEVES DOES NOT WARRANT THAT THE SERVICE WILL BE FREE FROM BUGS OR MAKE ANY OTHER REPRESENTATIONS REGARDING THE UPTIME, USE, OR THE RESULTS OF USE OF THE SERVICE OR OTHER MATERIALS DELIVERED, INCLUDING IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. Customer understands that Ask Jeeves is not responsible for and will have no liability for hardware, software, or other items or any services provided by any persons other than Ask Jeeves.

7. LIMITATION OF LIABILITY. ASK JEEVES WILL NOT BE LIABLE FOR ANY LOSS OF USE, LOSS OF DATA, INTERRUPTION OF BUSINESS, DOWNTIME, LOST PROFITS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY, OR OTHERWISE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF DAMAGES. IN NO EVENT WILL ASK JEEVES' LIABILITY TO CUSTOMER UNDER THIS AGREEMENT EXCEED PAYMENTS RECEIVED BY ASK JEEVES ATTRIBUTABLE TO CUSTOMER UNDER THIS AGREEMENT WITHIN THE PRECEDING TWELVE MONTHS. THE EXISTENCE OF ONE OR MORE CLAIMS WILL NOT ENLARGE THIS LIMIT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS
SECTION IS AN ESSENTIAL ELEMENT OF THE AGREEMENT AND THAT IN ITS ABSENCE, ASK JEEVES MAY ELECT NOT TO PROVIDE THE SERVICE AND THE ECONOMIC TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT. THIS SECTION IS SEVERABLE AND SHALL SURVIVE ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT. IF ASK JEEVES DECIDES TO LIMIT THE LIABILITY OF CUSTOMER, THE CONSEQUENTIAL DAMAGES EXCLUSION SHALL NOT APPLY TO BREACHES OF THE LICENSE GRANT BY CUSTOMER.

8. INDEMNITY. Customer agrees to indemnify, defend and hold harmless Ask Jeeves from and against any and all liabilities, damages, loss, demands, fees, expenses, fines, penalties and direct costs (including attorneys' fees) incurred by Ask Jeeves and arising from any claims, suits, actions or proceedings brought against Ask Jeeves by any third party arising out of the content of the Site or alleging that all or any part of the Customer Materials or the Site, including any recommendations or diagnoses on the site (other than the Service itself) infringe any patent, copyright, trademark or other intellectual property right of a third party or misappropriate any third party trade secret. Customer agrees to indemnify and defend Ask Jeeves from and against any against any claims of injury arising from Ask Jeeves' work on Customer's premises.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                                                EXHIBIT 10.5.2.1

9. CONFIDENTIALITY. The Service Log Files contain certain confidential information of Ask Jeeves and Customer, and both parties agree not to disclose the Service Log Files, or data derived from these files, to third parties, or use such files except for the purposes contemplated by this Agreement.

10. NO EXPORT. Customer acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin, including the software portion of the Services. Customer agrees that it will not export or re-export the software from the United States, Japan or the country originally shipped to by Ask Jeeves in any form, without the appropriate United States, Japanese and foreign governmental licenses. Customer agrees that its obligations pursuant to this Section will survive and continue after any termination or expiration of rights under this Agreement.

11. TRADEMARK. Customer acknowledges that Ask Jeeves has substantial interest in maintaining its trademark rights in its "Ask" button and butler character, and agrees that it will not use any button with the word "ask," except the Ask Jeeves button, or any character which is a butler or may be confused with a butler (such as a maid, chauffeur, etc.) or looks like Ask Jeeves' "Jeeves" character, connected to any functionality of the Service. Customer agrees that it will not use any character which uses the word "Ask" (such as "Ask Phil") without prior written approval of Ask Jeeves on the name and on the rendition of the character. Customer acknowledges that Ask Jeeves requires certain screen layouts and graphic elements for the Service, and agrees that it will maintain conformity with the requirements listed at http://corp.ask.com/guidelines/index.html. Subject to the terms and conditions of this Agreement, Ask Jeeves grants Customer a non-exclusive, non-transferable license to use the Ask Jeeves marks and logos in those requirements on the Site, solely in connection with the Service. Ask Jeeves has the right to terminate Customer's right to use its marks and logos if, in Ask Jeeves' discretion, Customer's use may result in damage to Ask Jeeves or its marks and logos.

12. ASSIGNMENT. This Agreement is assignable by Customer only in connection with an assignment of all assets relating to the Site and if the assignee agrees in writing to be bound by the terms of this Agreement.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                                                EXHIBIT 10.5.2.1

                                    EXHIBIT D

                            SOURCE CODE RESTRICTIONS

      1. Access to the Source Code will be managed solely by an engineering manager at the Source Code Work Facility pursuant to restrictions agreed to by AJI and the Source Code Work Facility, subject to Section 4(b).

      2. The KK acknowledges and agrees that the disclosure and use of the Source Code of the AJ Software warrants additional security precautions to those set forth for Confidential Information generally. Therefore, the KK agrees to protect all Source Code for the AJ Software, at a minimum, as follows:

            (a) The KK agrees that it will comply with all restrictions on use of the Source Code at the Source Code Work Facility, including at a minimum that the KK will:

                  (i) not reproduce the Source Code or any portion of the Source Code, in any form or medium, except as absolutely necessary to perform the Work;

                  (ii) not allow hard copy printouts of any portion of the Source Code to exist except within the Source Code Work Facility;

                  (iii) not use or disclose the Source Code for any purpose not specifically authorized in this Agreement.

      3. The KK employees may only access and use the Source Code at the Source Code Work Facility.

      4. No right to access any Source Code will be granted to a company listed on Exhibit F to the Joint Venture Agreement.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                      D-1
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                                                                EXHIBIT 10.5.2.1

                                    EXHIBIT E

                     SUPPORT SERVICES TO BE RENDERED BY AJI

- TELEPHONE AND EMAIL: AJI shall use telephonic, voicemail and email means to provide assistance and consultation for the purpose of resolving implementation and performance issues with respect to the AJ Assets. AJI shall name at least one designated e-mail contact person and one dedicated contact to provide telephonic assistance to the KK.

- TRAINING: Training in the use of AJ Software. Training will be provided at no additional charge (other than travel and hotel expenses and per diem costs) to the KK, at the KK's offices in Japan. Training shall consist of five (5) days of training, with an eight (8) hour work day being considered one day of training, and shall be conducted within ten (10) days of delivery of the AJ Software. Training shall be provided to up to three (3) employees of the KK.

-     ACCESS: Access to information on upcoming features.

- MAINTENANCE: AJI will use commercially reasonable efforts to maintain and support the AJ Assets and all current and future technology, including Updates, on behalf of the KK.

- SUPPORT HOURS: AJI technical support business hours will be from 9 a.m. to 5 p.m. Monday through Friday, Pacific Time. Technical support will be closed on all scheduled AJI holidays (which generally coincide within U.S. Federal holidays). Technical support may also be closed because of unforeseen emergencies (e.g., weather conditions, power outages etc.).

- ISSUE ESCALATION: AJ will regard as a high priority issues regarding availability and operations of the AJ Software and Updates. If the issue is deemed to originate with the AJ Software or Updates, the AJI support representative will promptly escalate the issue to AJI's Engineering Group. Issues regarding general usage, bug reports, documentation, etc., will be handled using the escalation procedure below.

- ACCESS TO TRACKING SYSTEM: The KK engineers shall have full-time access during AJI's normal business hours to the AJI status tracking system to share data and report new bugs. AJI will appoint a contact person to enable the KK to have access during emergencies. As soon as the tracking system is available 24 hours a day on the Web, the KK shall have full-time access to it.

- FIRST LEVEL SUPPORT: First Level Support is provided via email or by telephone. First Level Support is also provided by technical support representatives and includes answering general services questions.

        First Level Support representatives may source AJI's internal knowledge base, product documentation or other support representatives for the KK. If the issue cannot be

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      E-1
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                                                                EXHIBIT 10.5.2.1

        answered, it will be escalated by AJI within a reasonable period of time to Second Level Support.

        The First Level support representative is responsible for selecting the appropriate Second Level support personnel. If a Second Level support representative is not available, the KK representative will be contacted within two (2) business hours by a Second Level support representative.

- SECOND LEVEL SUPPORT: Second Level support consists of senior support representatives and support management; these individuals will make every reasonable attempt to answer the problem during the same business day, if possible. If the issue has been investigated by Second Level Support for more than eight (8) business hours and it has not been resolved, Second Level support will escalate the issue to the AJI Engineering Group or a third party vendor depending on the problem. The KK will be notified by email and informed of the estimated time of resolution. Follow-up messages will be sent as deemed necessary to ensure the KK is properly informed.

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|*|   Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                      E-2